CREDIT AND SECURITY AGREEMENT

dated as of November 15, 2001

among

LP RECEIVABLES CORPORATION,

as Borrower,

LOUISIANA-PACIFIC CORPORATION,

as Master Servicer,

BLUE RIDGE ASSET FUNDING CORPORATION,

as Lender

THE COMMITTED BANKS NAMED HEREIN

and

WACHOVIA BANK, N.A.,

as Administrative Agent

i

ii

Exhibits

iii

CREDIT AND SECURITY AGREEMENT

THIS CREDIT AND SECURITY AGREEMENT, dated as of November 15, 2001 is entered into by and among:

(a)                                  LP Receivables Corporation, a Delaware corporation (“Borrower”),

(b)           Louisiana-Pacific Corporation, a Delaware corporation (“Louisiana-Pacific”), as initial Master Servicer (Louisiana-Pacific together with Borrower, the “Loan Parties” and each, a “Loan Party”),

(c)           Blue Ridge Asset Funding Corporation, a Delaware corporation (“Blue Ridge”),

(d)           the financial institutions identified on the signature pages of this Agreement as “Committed Banks” (together with their successors and assigns, the “Committed Banks”), and

(e)           Wachovia Bank, N.A., as administrative agent for Blue Ridge, the Committed Banks and their respective assigns under the Transaction Documents and under the Liquidity Agreement (together with its successors and assigns in such capacity, the “Administrative Agent”).

Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

PRELIMINARY STATEMENTS

Borrower desires to borrow from Blue Ridge and/or the Committed Banks from time to time.

Blue Ridge, either by issuing its Commercial Paper or availing itself of a Liquidity Funding to the extent available, and/or the Committed Banks shall make Advances to Borrower from time to time.

Wachovia Bank, N.A. has been requested and is willing to act as Administrative Agent on behalf of Blue Ridge and the Committed Banks and their respective assigns in accordance with the terms hereof.

Article I

The Advances

Section 1.1            Credit Facility.

(a)           Upon the terms and subject to the conditions hereof (including, without limitation, Article VI), from time to time prior to the Facility Termination Date, Borrower may, at its option, request from the Lender prior to the Blue Ridge Termination Date and/or the Committed Banks prior to the Commitment Termination Date, Advances in an aggregate principal amount at any one time outstanding not to exceed the lesser of the Aggregate Commitment and the Borrowing Base (such lesser amount, the “Borrowing Limit”) and the Lender may, or if the Lender shall decline to make such Advance, the Committed Banks shall, make such Advance.

Each of the Advances, and all other Aggregate Unpaids, shall be secured by the Collateral as provided in Article XIII.  It is the intent of Blue Ridge to fund all Advances by the issuance of Commercial Paper. If for any reason Blue Ridge is unable, or determines that it is undesirable to issue Commercial Paper to fund or maintain Advances hereunder, or is unable for any reason to repay such Commercial Paper upon the maturity thereof, Blue Ridge will avail itself of a Liquidity Funding, to the extent available.  If Blue Ridge funds or refinances any Advances made by it hereunder through a Liquidity Funding or if any Advance is made by the Committed Banks through a Bank Funding, in lieu of paying CP Costs on the Aggregate Principal pursuant to Article III, Borrower shall pay interest thereon at the Alternate Base Rate or the LIBO Rate, selected in accordance with Article IV.  Nothing herein shall be deemed to constitute a commitment of Blue Ridge to issue Commercial Paper.

(b)           Borrower may, upon at least 30 days’ notice to the Administrative Agent, terminate in whole or reduce in part the unused portion of the Aggregate Commitment; provided that each partial reduction of the Aggregate Commitment shall be in an amount equal to $10,000,000 (or a larger integral multiple of $1,000,000 if in excess thereof).

Section 1.2            Increases.

Borrower shall provide the Administrative Agent with at least two (2) Business Days’ prior notice in a form set forth as Exhibit II hereto of each Advance (each, a “Borrowing Notice”).  Each Borrowing Notice shall be subject to Section 6.2 and, except as set forth below, shall be irrevocable and shall specify the requested increase in Aggregate Principal (which shall not be less than $1,000,000 or a larger integral multiple of $100,000) and the Borrowing Date (which, in the case of any Advance after the initial Advance hereunder, shall occur no more than once per week).  Following receipt of a Borrowing Notice, the Administrative Agent will determine whether Blue Ridge will fund the requested Advance through the issuance of Commercial Paper or through Liquidity Funding or whether the requested Advance will be funded by the Committed Banks through a Bank Funding.  If the Administrative Agent determines that Blue Ridge will fund the requested Advance through a Liquidity Funding or if the Administrative Agent determines that the Committed Banks will fund the requested Advance through a Bank Funding, Borrower may cancel the Borrowing Notice or, in the absence of such a cancellation, the Advance will be funded through a Liquidity Funding, to the extent available, or a Bank Funding.  On the date of each Advance, upon satisfaction of the applicable conditions precedent set forth in Article VI, Blue Ridge shall deposit to the Facility Account an amount equal to the principal amount of the requested Advance, or if Blue Ridge shall decline to make the Advance, each Committed Bank shall deposit to the Facility Account an amount equal to such Committed Bank’s Pro Rata Share of such Advance.

Section 1.3            Decreases.

Except as provided in Section 1.4, Borrower shall provide the Administrative Agent with prior written notice in conformity with the Required Notice Period (a “Reduction Notice”) of any

proposed reduction of Aggregate Principal.  Such Reduction Notice shall designate (a) the date (the “Proposed Reduction Date”) upon which any such reduction of Aggregate Principal shall occur (which date shall give effect to the applicable Required Notice Period), and (b) the amount of Aggregate Principal to be reduced which shall be applied to reduce the Aggregate Principal, as allocated by the Administrative Agent (giving consideration to the minimization of Broken Funding Costs) (the “Aggregate Reduction”).  Only one (1) Reduction Notice shall be effective during any week.

Section 1.4            Deemed Collections; Borrowing Limit.

(a)           If on any day:

(i)                the Outstanding Balance of any Receivable is reduced as a result of any defective or rejected goods or services, any cash discount or any other adjustment by any Originator or any Affiliate thereof, or as a result of any tariff or other governmental or regulatory action, or

(ii)     the Outstanding Balance of any Receivable is reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or

(iii)    the Outstanding Balance of any Receivable is reduced on account of the obligation of any Originator or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

(iv)    the Outstanding Balance of any Receivable is less than the amount included in calculating the Net Pool Balance for purposes of any Monthly Report (for any reason other than such Receivable becoming a Defaulted Receivable or payment in full of the entire Outstanding Balance being made on such Receivable), or

(v)     any of the representations or warranties of the Borrower set forth in Section 5.1(i), (j), (k), (r), (s), (t) or (u) were not true when made with respect to any Receivable,

then, on such day, without duplication, the Borrower shall be deemed to have received a Collection of such Receivable (A) in the case of clauses (i)-(iv) above, in the amount of such reduction or cancellation or the difference between the actual Outstanding Balance and the amount included in calculating such Net Pool Balance, as applicable; and (B) in the case of clause (v) above, in the amount of the Outstanding Balance of such Receivable and, effective as of the date on which such Collection is deemed to have been received, the Borrowing Base shall be reduced by the amount of such Deemed Collection.

(b)           Borrower shall ensure that the Aggregate Principal at no time exceeds the Borrowing Limit.  If on any day the Aggregate Principal exceeds the Borrowing Limit, Borrower shall pay to the Administrative Agent by the close of business on such day, an amount to be applied to reduce the Aggregate Principal shall be applied to reduce the Aggregate Principal, as allocated by the Administrative Agent (giving consideration to the minimization of Broken

Funding Costs) such that after giving effect to such payment the Aggregate Principal is less than or equal to the Borrowing Limit.

Section 1.5            Payment Requirements.

All amounts to be paid or deposited by any Loan Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (New York time) on the day when due in immediately available funds, and if not received before 12:00 noon (New York time) shall be deemed to be received on the next succeeding Business Day.  If such amounts are payable to the Lender or the Committed Banks, they shall be paid to the Administrative Agent’s Account, for the account of the Lender and/or the Committed Banks, as the case may be, until otherwise notified by the Administrative Agent.  Upon notice to Borrower, the Administrative Agent may debit the Facility Account for all amounts due and payable hereunder.  All computations of CP Costs, Interest, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed.  If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

Article II

Payments and Collections

Section 2.1            Payments of Recourse Obligations.

Borrower hereby promises to pay the following (collectively, the “Recourse Obligations”):

(a)           the Aggregate Principal on and after the Facility Termination Date as and when Collections are received;

(b)           the fees set forth in the Fee Letter on the dates specified therein;

(c)           all accrued and unpaid Interest on the Alternate Base Rate Loans on each Settlement Date applicable thereto;

(d)           all accrued and unpaid Interest on the LIBO Rate Loans on each Settlement Date applicable thereto;

(e)           all accrued and unpaid CP Costs on the CP Rate Loans on each Scheduled Settlement Date; and

(f)            all Broken Funding Costs and Indemnified Amounts upon demand.

Section 2.2            Settlements Prior to Amortization.

(a)           On each Settlement Date during the Revolving Period, the Master Servicer, at the direction of the Borrower, shall deposit to the Administrative Agent’s Account, for distribution in accordance with the following provisions, as applicable, a portion of the Collections on deposit in the Collection Accounts or otherwise received by it during the preceding Settlement Period equal to the sum of the following amounts for application to the Aggregate Unpaids in the order specified:

first, to the Lender and each Committed Bank ratably to the payment of all accrued and unpaid CP Costs, Interest and Broken Funding Costs (if any) that are then due and owing,

second, to the Master Servicer for the payment of the accrued and unpaid Servicing Fee (so long as the Master Servicer is not Louisiana-Pacific or an Affiliate of Louisiana-Pacific)

third, to the relevant party, ratably to the payment of all accrued and unpaid fees under the Fee Letter (if any) that are then due and owing,

fourth, to the Lender and the Committed Banks, ratably if required under Section 1.3 or 1.4, to the ratable reduction of Aggregate Principal,

fifth, to the Lender and the Committed Banks, ratably for the ratable payment of all other unpaid Aggregate Unpaids, if any, that are then due and owing,

sixth, to the Master Servicer for the payment of the accrued and unpaid Servicing Fee (so long as Master Servicer is Louisiana-Pacific or an Affiliate of Louisiana-Pacific), and

seventh, the balance, if any, to Borrower or otherwise in accordance with Borrower’s instructions.

Section 2.3            Settlements Following Amortization.

(a)           On each day on which any of the conditions precedent set forth in Section 6.2 are not satisfied and on the Amortization Date and each day after the Amortization Date, the Master Servicer shall set aside and hold in trust, for the Secured Parties, all Collections received by it on such day.  On each day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, on each Settlement Date on and after the Amortization Date and on each other Business Day on or after the Amortization Date specified by the Administrative Agent, the Master Servicer, at the direction of the Borrower, shall (i) remit to the Administrative Agent’s Account the amounts set aside pursuant to the preceding sentence and all funds in the Collection Accounts, and (ii) apply such amounts to reduce the Aggregate Unpaids as follows:

first, to the reimbursement of the Administrative Agent’s costs of collection and enforcement of this Agreement,

second, to the Lender and each Committed Bank ratably to the payment of all accrued and unpaid CP Costs, Interest and Broken Funding Costs,

third, to the Master Servicer for the payment of the accrued and unpaid Servicing Fee (so long as the Master Servicer is not Louisiana-Pacific or an Affiliate of Louisiana-Pacific),

fourth, to the relevant party, ratably to the payment of all accrued and unpaid fees under the Fee Letter,

fifth, to the Lender and the Committed Banks, ratably to the ratable reduction of Aggregate Principal,

sixth, to the Lender and the Committed Banks, for the ratable payment of all other unpaid Aggregate Unpaids, and seventh, to the Master Servicer for the payment of the accrued and unpaid Servicing Fee (so long as the Master Servicer is Louisiana-Pacific or an Affiliate of Louisiana-Pacific), and

eighth, after the Aggregate Unpaids have been indefeasibly reduced to zero, to Borrower.

Section 2.4            Payment Recission.

No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason.  Borrower shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Administrative Agent (for application to the Person or Persons who suffered such recission, return or refund) the full amount thereof, plus Interest on such amount at the Default Rate from the date of any such recission, return or refunding.

Article III

Blue Ridge Funding

Section 3.1            CP Costs.

Borrower shall pay CP Costs with respect to the portion of the Aggregate Principal funded with Commercial Paper.  Each Loan of Blue Ridge that is funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share that the principal in respect of such Loan represents in relation to all assets held by Blue Ridge and funded substantially with Pooled Commercial Paper.

Section 3.2            Calculation of CP Costs.

Not later than the third Business Day immediately preceding each Scheduled Monthly Reporting Date, Blue Ridge shall calculate the aggregate amount of CP Costs applicable to its

CP Rate Loans for the Calculation Period then most recently ended and shall notify Borrower of such aggregate amount.

Section 3.3            CP Costs Payments.

On each Scheduled Settlement Date, Borrower shall pay to the Administrative Agent (for the benefit of Blue Ridge) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the principal associated with all CP Rate Loans for the Calculation Period then most recently ended in accordance with Article II.

Section 3.4            Default Rate.

From and after the occurrence of an Amortization Event, all Loans of Blue Ridge shall accrue Interest at the Default Rate.

Article IV

Bank Fundings and Liquidity Fundings

Section 4.1            Bank Fundings and Liquidity Funding.

Prior to the occurrence of an Amortization Event, the portion of the Aggregate Principal funded with a Bank Funding or a Liquidity Funding shall accrue interest for each day during its Interest Period at either the LIBO Rate or the Alternate Base Rate in accordance with the terms and conditions hereof.  Until Borrower gives notice to the Administrative Agent of another Interest Rate in accordance with Section 4.4, the initial Interest Rate for any Loan funded with a Bank Funding or a Liquidity Funding shall be the Alternate Base Rate (unless the Default Rate is then applicable).  If any Loan initially funded with Commercial Paper is sold to the Liquidity Banks pursuant to the Liquidity Agreement, each Loan so assigned shall each be deemed to have an Interest Period commencing on the date of any such assignment.

Section 4.2            Interest Payments.

(a)           Not later than the third Business Day preceding each Settlement Date, the Administrative Agent shall calculate the aggregate amount of interest payable with respect to the Loans of the Liquidity Banks and the Committed Banks for the related Interest Period and shall notify Borrower of such aggregate amount.

(b)           On the Settlement Date for each Loan that is funded with a Liquidity Funding or a Bank Funding, Borrower shall pay to the Administrative Agent (for the benefit of the Liquidity Banks or the Committed Banks, as the case may be) an aggregate amount equal to the accrued and unpaid Interest for the entire Interest Period of each such Bank Funding or Liquidity Funding in accordance with Article II.

Section 4.3            Selection and Continuation of Interest Periods.

(a)           With consultation from (and approval by) the Administrative Agent, Borrower shall from time to time request Interest Periods for the Bank Fundings and Liquidity Fundings,

provided that if at any time any Bank Funding or Liquidity Funding is outstanding, Borrower shall always request Interest Periods such that at least one Interest Period shall end on the date specified in clause (i) of the definition of Settlement Date.

(b)           Borrower or the Administrative Agent, upon notice to and consent by the other received at least three (3) Business Days prior to the end of an Interest Period (the “Terminating Tranche”) for any Bank Funding or Liquidity Funding, may, effective on the last day of the Terminating Tranche:  (i) divide any such Bank Funding or Liquidity Funding into multiple Bank Fundings or Liquidity Fundings, as the case may be, (ii) combine any such Bank Funding or Liquidity Funding with one or more other Bank Fundings or Liquidity Fundings, as the case may be, that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Bank Funding or Liquidity Funding with a new Bank Funding or Liquidity Funding, as the case may be, to be made by the Committed Banks (with respect to any Bank Funding) or the Liquidity Banks (with respect to any Liquidity Funding) on the day such Terminating Tranche ends.

Section 4.4            Liquidity Bank Interest Rates.

Borrower may select the LIBO Rate (subject to Section 4.5) or the Alternate Base Rate for each Bank Funding and Liquidity Funding.  Borrower shall by 12:00 noon (New York time):  (a) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Interest Rate and (b) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Alternate Base Rate is being requested as a new Interest Rate, give the Administrative Agent irrevocable written notice of the new Interest Rate for the Bank Funding or Liquidity Funding associated with such Terminating Tranche.  Until Borrower gives written notice to the Administrative Agent of another Interest Rate, the initial Interest Rate for any Loan transferred to the Liquidity Banks pursuant to the Liquidity Agreement or funded with a Bank Funding shall be the Alternate Base Rate (unless the Default Rate is then applicable).

Section 4.5            Suspension of the LIBO Rate.

(a)           If any Committed Bank or Liquidity Bank notifies the Administrative Agent that it has determined that funding its ratable share of the Bank Fundings or Liquidity Fundings, as the case may be, at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Bank Funding or Liquidity Funding, as the case may be, at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Bank Funding or Liquidity Funding, as the case may be, at such LIBO Rate, then the Administrative Agent shall suspend the availability of such LIBO Rate and require Borrower to select the Alternate Base Rate for any Bank Funding or Liquidity Funding accruing Interest at such LIBO Rate.

(b)           If less than all of the Committed Banks (with respect to any Bank Funding) or all of the Liquidity Banks (with respect to any Liquidity Funding) give a notice to the Administrative Agent pursuant to Section 4.5(a), each Committed Bank or each Liquidity Bank, as the case may be, which gave such a notice shall be obliged, at the request of Borrower, Blue

Ridge or the Administrative Agent, to assign all of its rights and obligations hereunder to (i) another Committed Bank or Liquidity Bank, as the case may be, that has not given such notice or (ii) another funding entity nominated by Borrower or the Administrative Agent that is an Eligible Assignee willing to participate in this Agreement through the Liquidity Termination Date in the place of such notifying Liquidity Bank, or in the case of a Bank Funding, willing to become a Committed Bank through the Commitment Termination Date for the related Committed Bank; provided that (A) the notifying Committed Bank or Liquidity Bank, as the case may be, receives payment in full, pursuant to an Assignment and Acceptance, of all Aggregate Unpaids owing to it (whether due or accrued), and (B) in the case of a Liquidity Funding, the replacement Liquidity Bank otherwise satisfies the requirements of the Liquidity Agreement.

Section 4.6            Default Rate.

From and after the occurrence of an Amortization Event, all Bank Fundings and Liquidity Fundings shall accrue Interest at the Default Rate.

Section 4.7            Replacement of Committed Banks on the Existing Commitment Termination Date; Advance Account Deposit.

(a)           With respect to any Committed Bank, Borrower may, at its sole expense and effort, on the applicable Commitment Termination Date then in effect with respect to such Committed Bank (the “Existing Commitment Termination Date”) replace any Non-Renewing Committed Bank with one or more other Committed Banks (which may include any existing Committed Bank, each such Person prior to such existing Commitment Termination Date, an “Additional Committed Bank”) and each such Additional Committed Banks shall have entered into an Assignment and Acceptance pursuant to which such Additional Committed Bank shall, effective as of such Existing Commitment Termination Date, undertake a commitment as a Committed Bank to make Advances hereunder (and, if any such Additional Committed Bank is already a Committed Bank, its Commitment shall be increased by the applicable amount on such date).  The right of Borrower to replace any such Committed Bank with an Additional Committed Bank shall be subject to the conditions that (i) the Commitment of the Additional Committed Bank (determined as of such existing Commitment Termination Date) shall in no event be less than $7,500,000 and (ii) the Additional Committed Bank shall be an Eligible Assignee.  Any Additional Committed Bank who is not an existing Committed Bank shall become an Additional Committed Bank only upon the consent of the Administrative Agent.

(b)           If, at any time during the Revolving Period either (i) any Committed Bank has not agreed to extend its Commitment hereunder for an additional 364 day period commencing on such Committed Bank’s Commitment Termination Date and such Committed Bank has not been replaced by an Additional Committed Bank (each such Committed Bank, a “Non-Renewing Committed Bank”), on and after the fifteenth (15th) day preceding such Committed Bank’s Commitment Termination Date to and including such Committed Bank’s Commitment Termination Date, or (ii) a Downgrading Event shall occur with respect to a Committed Bank that has not been replaced (a “Downgraded Committed Bank”), then Borrower may request a deposit (an “Advance Account Deposit”) to be made to an Advance Account by delivering to such Non-Renewing Committed Bank or such Downgraded Committed Bank, as applicable, (with a copy to the Administrative Agent) a Notice of Committed Bank Advance in substantially the form attached hereto as Exhibit XI not later than 1:00 P.M. (New York City time), on the date of such proposed funding of such Advance Account Deposit.  Each such Notice of Committed Bank Advance shall specify (A) the aggregate amount of such Advance Account Deposit (which shall equal such Committed Bank’s Commitment minus the Aggregate Principal advanced by it, whether hereunder or pursuant to the Liquidity Agreement) and (B) the requested date of such Advance Account Deposit (which shall be a Business Day).  Each such Non-Renewing Committed Bank or Downgraded Committed Bank, as the case may be, shall, by 2:00 P.M. (New York City time) on such requested date, (1) establish such Person’s Advance Account and (2) deposit the aggregate amount of the Advance Account Deposit to be made on such date by the deposit of such amount in same day funds to such Person’s Advance Account.  Each such Non-Renewing Committed Bank or Downgraded Committed Bank, as the case may be, may, in its sole discretion, invest the proceeds and the proceeds of any investments with respect to such Person’s Advance Account Deposit from time to time.

(c)           At any and all times prior to the Committed Bank Maturity Date for the Advance Account Deposits, Borrower shall have the right to convert all or any portion of such Advance Account Deposits to a Loan.  Whenever Borrower wishes to convert all or any portion of the Advance Account Deposits to a Loan, the Master Servicer, on behalf of Borrower, shall deliver to the Administrative Agent, who shall in turn deliver to the applicable Committed Banks, a Notice of Conversion (each, a “Notice of Conversion”) in substantially the form of Exhibit XII hereto by no later than 1:00 P.M. (New York City time) on the date on which the related Advance is requested to be made.  Each such Notice of Conversion shall meet the requirements set forth in Section 6.2.  Each Non-Renewing Committed Bank or Downgraded Committed Bank, as the case may be, shall, before 3:00 P.M. (New York City time) on the proposed date of such conversion, subject to the applicable conditions set forth in Article VI, withdraw from its Advance Account and make available to Borrower its Pro-Rata Share of the aggregate amount requested to be converted into Loans on such date by wire transfer in accordance with written wire transfer instructions provided by Master Servicer, on behalf of Borrower.

(d)           From and after the date on which any Advance Account Deposit is made by any Non-Renewing Committed Bank or Downgraded Committed Bank, as the case may be, and until the earlier of (i) the assignment (with the consent of Borrower (not to be unreasonably withheld or delayed)) by such Non-Renewing Committed Bank or Downgraded Committed Bank, as the case may be, of all of its rights pursuant to Section 12.1 and (ii) the Committed Bank Maturity Date, all payments in respect of the Aggregate Principal advanced by such Non-Renewing Committed Bank or Downgraded Committed Bank, as the case may be, (whether or not originally funded from such Person’s Advance Account) shall be made by depositing the related funds into such Advance Account, whereupon such funds shall be deemed to have been converted into a Advance Account Deposit to the extent of the payment of such Aggregate Principal and available for conversion to Advances pursuant to Section 4.7(c).  For avoidance of doubt, if a Downgraded Committed Bank becomes a Non-Renewing Committed Bank, the Advance Account Deposit of such Committed Bank shall remain available for Advances pursuant to Section 4.6(c) until the Committed Bank Maturity Date applicable to a Non-Renewing Committed Bank.  In addition, if at any time a Committed Bank is both a Non-Renewing Committed Bank and a Downgraded Committed Bank, such Committed Bank is obligated to make only one Advance Account Deposit which shall be in the amount described in Section 4.7(b).

(e)           Upon the earlier of (i) the assignment by such Non-Renewing Committed Bank or Downgraded Committed Bank, as the case may be, of all of its rights pursuant to Section 12.1 and (ii) the Committed Bank Maturity Date, all funds then held in the Advance Accounts (after giving effect to any Advances to be made on such date) shall be paid by such Person to its own account, and thereafter all payments in respect of the Aggregate Principal advanced by such Person shall be paid directly to such Person in accordance with the terms of this Agreement. In addition to the foregoing, if the Commitment of such Person is reduced in part pursuant to Section 1.3 or by reason of a partial assignment pursuant to Section 12.1 (with the consent of Borrower (not to be unreasonably withheld or delayed)), then, in either such event, such Person shall pay to its own account an amount of funds then held in the Advance Account equal to the amount of such partial reduction.  Upon the occurrence of the Committed Bank Maturity Date, all funds in each Advance Account shall be immediately paid to the related Committed Bank.

(f)            Each Non-Renewing Committed Bank or Downgraded Committed Bank, as the case may be, shall pay to its own account on behalf of the applicable party under the definition of Advance Account (the “Advance Account Party”), as interest on any Advance Account Deposit, an amount equal to the amount of all realized interest and/or other income earned from the investment of such Advance Account Deposit pursuant to the last sentence of Section 4.7(b) received in connection with the investment of funds on deposit in the Advance Account of such Non-Renewing Committed Bank or Downgraded Committed Bank, as the case may be, such payment to be made on each Settlement Date commencing after the date the relevant Advance Account Deposit was made by such Non-Renewing Committed Bank or Downgraded Committed Bank, as the case may be, (or more frequently as may be acceptable to the Advance Account Party and such Non-Renewing Committed Bank or Downgraded Committed Bank, as the case may be).  No other interest shall be payable to such Committed Bank in respect of such Advance Account Deposit, and neither Borrower nor the Master Servicer, or the Advance Account Party shall have any liability therefore.  Notwithstanding anything contained herein to the contrary, neither Borrower nor the Master Servicer, or the Advance Account Party shall have any liability for any loss arising from any investment or reinvestment made with funds on deposit in any Advance Account.  The parties hereto agree to reasonably cooperate as requested by any such party (including the execution of such documents reasonably requested by such party) in connection with the Advance Deposit Accounts, if any, established pursuant hereto.

(g)           After the Commitment Termination Date applicable to a Committed Bank, such Committed Bank shall have no obligation to make Advances hereunder; it being understood and agreed that funds on deposit in such Committed Bank’s Advance Deposit Account shall remain available to fund, on a revolving basis, such Committed Bank’s Pro Rata Share of Advances during the Revolving Period.

Article V

Representations and Warranties

Section 5.1            Representations and Warranties of the Loan Parties.

Each Loan Party hereby represents and warrants to the Administrative Agent, the Committed Banks and Blue Ridge, as to itself, as of the date hereof, as of the date of each Advance and as of each Settlement Date that:

(a)           Existence and Power.  Such Loan Party’s jurisdiction of formation is correctly set forth in the preamble to this Agreement.  Such Loan Party is duly organized under the laws of that jurisdiction.  Such Loan Party is validly existing and in good standing under the laws of its state of organization.  Such Loan Party is duly qualified to do business and is in good standing as a foreign entity, and has and holds all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

(b)           Power and Authority; Due Authorization, Execution and Delivery.  The execution and delivery by such Loan Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Borrower, Borrower’s use of the proceeds of Advances made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part.  This Agreement and each other Transaction Document to which such Loan Party is a party has been duly executed and delivered by such Loan Party.

(c)           No Conflict.  The execution and delivery by such Loan Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Loan Party or its Subsidiaries (except as created hereunder) except, in any case, where such contravention, violation, creation or imposition could not reasonably be expected to have a Material Adverse Effect; notwithstanding the foregoing, neither the execution and delivery by such Loan Party of each Transaction Document to which it is a party nor the performance of its obligations thereunder result in the creation or imposition of any Adverse Claim on all or any portion of the Collateral; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d)           Governmental Authorization.  Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Loan Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e)           Actions, Suits.  There are no actions, suits or proceedings pending, or to the best of such Loan Party’s knowledge, threatened, against or affecting such Loan Party, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect.  Such Loan Party is not in default with respect to any order of any court, arbitrator or governmental body, except where such default could not reasonably be expected to have a Material Adverse Effect.

(f)            Binding Effect.  This Agreement and each other Transaction Document to which such Loan Party is a party constitute the legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g)           Accuracy of Information.  All information heretofore furnished by such Loan Party or any of its Affiliates to the Administrative Agent, the Committed Banks or the Lender for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Loan Party or any of its Affiliates to the Administrative Agent, the Committed Banks or the Lender will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(h)           Use of Proceeds.  No proceeds of any Advance hereunder will be used (i) for a purpose that violates, or would be inconsistent with, (A) Section 7.2(e) or (B) Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

(i)            Good Title.  Borrower is the legal and beneficial owner of the Receivables, Related Security with respect thereto and all proceeds thereof, free and clear of any Adverse Claim, except as created by the Transaction Documents.  There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Borrower’s ownership interest in each Receivable, its Collections and the Related Security.

(j)            Perfection.  This Agreement is effective to create a valid security interest in favor of the Administrative Agent for the benefit of the Secured Parties in the Collateral to secure payment of the Aggregate Unpaids, free and clear of any Adverse Claim except as created by the Transaction Documents.  There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (on behalf of the Secured Parties) security interest in the Collateral.  Borrower is a duly registered organization under the laws of the State of Delaware and is located for the purposes of Article 9 of the UCC in such state.  The initial Master Servicer is a duly registered organization under the laws of the State of Delaware and is located for the purposes of Article 9 of the UCC in such state.

(k)           Places of Business and Locations of Records.  The jurisdiction of formation, principal places of business and chief executive office of such Loan Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Administrative Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 14.3(a) has been taken and completed.  Borrower’s Federal Employer Identification Number is correctly set forth on Exhibit III.

(l)            Collections.  The conditions and requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed.  The names, addresses and jurisdictions of organization of all Collection Banks, together with the account numbers of the Collection Accounts of Borrower at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV.  Borrower has not granted any Person, other than the Administrative Agent as contemplated by this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

(m)          Material Adverse Effect.  (i) The initial Master Servicer represents and warrants that except as described in Exhibit XV as delivered on the Closing Date or as amended thereafter with the prior written consent of the Administrative Agent (which consent may be withheld in its sole discretion), since June 30, 2001, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Master Servicer and its Subsidiaries, taken as a whole, or the ability of the initial Master Servicer to perform its obligations under this Agreement, and (ii) Borrower represents and warrants that since the date of this Agreement, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Borrower, (B) the ability of Borrower to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.

(n)           Names.  The name in which Borrower has executed this Agreement is identical to the name of Borrower as indicated on the public record of its state of organization which shows Borrower to have been organized.  In the past five (5) years, Borrower has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

(o)           Ownership of Borrower.  Louisiana-Pacific owns, directly or indirectly, 100% of the issued and outstanding capital stock of the Borrower, free and clear of any Adverse Claim.  Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of the Borrower.

(p)           Not a Holding Company or an Investment Company.  Such Loan Party is not a “holding company” or a “subsidiary holding company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute.  Such Loan Party is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

(q)           Compliance with Law.  Such Loan Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.  Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(r)            Compliance with Credit and Collection Policy.  Such Loan Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract except to the extent any such failure to comply could have a Material Adverse Effect, and has not made any change to such Credit and Collection Policy, except such change as to which the Administrative Agent has been notified in accordance with Section 7.1(a)(vii).

(s)           Payments to Applicable Originator.  With respect to each Receivable transferred to Borrower under the Receivables Sale Agreement, Borrower has given reasonably equivalent value to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt.  No transfer by any Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

(t)            Enforceability of Contracts.  Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(u)           Eligible Receivables.  Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Monthly Report was an Eligible Receivable on the last day of the period to which such Monthly Report relates.

(v)           Borrowing Limit.  Immediately after giving effect to each Advance and each settlement on any Settlement Date hereunder, the Aggregate Principal is less than or equal to the Borrowing Limit.

(w)          Accounting.  The manner in which such Loan Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not adversely affect the status of the transfers of Receivables, Related Security and all proceeds thereof to Borrower pursuant to the Receivables Sale Agreement as true sales for bankruptcy purposes.

Article VI

Conditions of Advances

Section 6.1            Conditions Precedent to Closing and Initial Advance.

This Agreement shall not be effective and the Committed Banks shall not be obligated to make the initial Advance hereunder, nor shall the Lender, the Administrative Agent or any Committed Bank be obligated to fulfill or perform any other action hereunder until the following conditions have been met (a) the Administrative Agent shall have received on or before the Closing Date those documents listed on Schedule A to the Receivables Sale Agreement and those documents listed on Schedule A to this Agreement, and (b) the Administrative Agent shall have received all fees and expenses required to be paid on or before the Closing Date pursuant to the terms of this Agreement and the Fee Letter.

Section 6.2            Conditions Precedent to All Advances.

Each Advance and each rollover or continuation of any Advance shall be subject to the further conditions precedent that (a) the Master Servicer shall have delivered to the Administrative Agent on or prior to the date thereof, in form and substance satisfactory to the Administrative Agent, all Monthly Reports as and when due under Section 8.5; (b) the Facility Termination Date shall not have occurred; (c) the Administrative Agent shall have received such other approvals, opinions or documents as it may reasonably request; and (d) on the date thereof, the following statements shall be true (and acceptance of the proceeds of such Advance shall be deemed a representation and warranty by Borrower that such statements are then true):

(i)            the representations and warranties set forth in Section 5.1 are true and correct on and as of the date of such Advance as though made on and as of such date;

(ii)           no event has occurred and is continuing, or would result from such Advance (or the continuation thereof), that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Advance (or the continuation thereof), that would constitute an Unmatured Amortization Event; and

(iii)          after giving effect to such Advance (or the continuation thereof), the Aggregate Principal will not exceed the Borrowing Limit.

Article VII

Covenants

Section 7.1            Affirmative Covenants of the Loan Parties.

Until the Final Payout Date, each Loan Party hereby covenants, as to itself, as set forth below:

(a)           Financial Reporting.  Such Loan Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Administrative Agent:

(i)            Annual Reporting.  Within 90 days after the close of each of its respective fiscal years, audited, unqualified financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for such Loan

Party for such fiscal year certified in a manner acceptable to the Administrative Agent by independent public accountants reasonably acceptable to the Administrative Agent.

(ii)           Quarterly Reporting.  Within 45 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, balance sheets of each of the Loan Parties as at the close of each such period and statements of income and retained earnings and a statement of cash flows for each such Person for the period from the beginning of such fiscal year to the end of such quarter, all certified by its respective chief financial officer.

(iii)          Compliance Certificate.  Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by such Loan Party’s Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(iv)          Shareholders Statements and Reports.  Promptly upon the furnishing thereof to the shareholders of such Loan Party copies of all financial statements, reports and proxy statements so furnished; provided, however that to the extent that copies of any such financial statements, reports or proxy statements are publicly available on EDGAR, the requirements of this clause (iv) shall be satisfied.

(v)           S.E.C. Filings.  Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which any Loan Party or any of its Affiliates files with the Securities and Exchange Commission; provided, however, that to the extent that copies of such registration statements and annual, quarterly, monthly or other regular reports are publicly available on EDGAR, the requirements of this clause (v) shall be satisfied.

(vi)          Copies of Notices.  Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Administrative Agent, any Committed Bank or the Lender, copies of the same.

(vii)         Change in Credit and Collection Policy.  At least seven (7) days prior to the effectiveness of any change in or amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Administrative Agent’s consent thereto.

(viii)        Other Information.  Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Loan Party as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent and the Secured Parties under or as contemplated by this Agreement.

(b)           Notices.  Such Loan Party will notify the Administrative Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i)            Amortization Events or Unmatured Amortization Events.  The occurrence of each Amortization Event and each Unmatured Amortization Event, by a statement of an Authorized Officer of such Loan Party.

(ii)           Judgments and Proceedings.  (A) (1) The entry of any judgment or decree against Performance Guarantor, the Master Servicer or any of their respective Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against Performance Guarantor, the Master Servicer and their respective Subsidiaries exceeds $25,000,000 after deducting (I) the amount with respect to which Performance Guarantor, the Master Servicer or any such Subsidiary, as the case may be, is insured and with respect to which the insurer has assumed responsibility in writing, and (II) the amount for which Performance Guarantor, the Master Servicer or any such Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to the Administrative Agent, and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against Performance Guarantor or the Master Servicer which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Borrower.

(iii)          Material Adverse Effect.  The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

(iv)          Termination Date.  The occurrence of the “Termination Date” under and as defined in the Receivables Sale Agreement.

(v)           Defaults Under Other Agreements.  The occurrence of a default or an event of default under any Material Indebtedness or an event of default under any other financing arrangement pursuant to which such Loan Party is a debtor or an obligor.

(vi)          Notices under Receivables Sale Agreement.  Copies of all notices delivered under the Receivables Sale Agreement.

(vii)         Downgrade of Performance Guarantor.  Any downgrade in the rating of any Indebtedness of Performance Guarantor by S&P or Moody’s, setting forth the Indebtedness affected and the nature of such change.

(viii)        Fiscal Months.  No later than September 30 of each calendar year, an updated Exhibit XIV, showing each of the Fiscal Months for the immediately succeeding fiscal year and the Monthly Reporting Dates with respect thereto.

(c)           Compliance with Laws and Preservation of Corporate Existence.  Such Loan Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.   Such Loan

Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect.

(d)           Audits.  Such Loan Party will furnish to the Administrative Agent from time to time such information with respect to it and the Receivables as the Administrative Agent may reasonably request.  Such Loan Party will, from time to time during regular business hours as requested by the Administrative Agent upon reasonable notice and at the sole cost of such Loan Party, permit the Administrative Agent, or its agents or representatives (and shall cause each Originator to permit the Administrative Agent or its agents or representatives):  (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Collateral, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Collateral or any Loan Party’s, the Performance Guarantor’s or any Originator’s performance under any of the Transaction Documents or any such Person’s performance under the Contracts and, in each case, with any of the officers or employees of Borrower or the Master Servicer having knowledge of such matters (each of the foregoing examinations and visits, a “Review”); provided, however, that, so long as no Amortization Event has occurred, (A) the Loan Parties shall only be responsible for the costs and expenses of a total of four (4) Reviews in any one calendar year hereunder and under Section 4.1(d) of the Sale Agreement (at least two (2) of which shall be conducted by independent auditors), and (B) the Administrative Agent will not request more than a total of four (4) Reviews in any one calendar year hereunder and under Section 4.1(d) of the Sale Agreement; provided, further that satisfaction of the audit requirements with respect to the Originators in Section 4.1(d) of the Sale Agreement shall satisfy the audit requirements of this Section 7.1(d) with respect to the Originators.  No later than ninety days after the Closing Date, each Loan Party shall permit the Administrative Agent, or its agents or representatives (and shall have caused each Originator to permit the Administrative Agent, or its agents or representatives) to conduct one Review at the expense of such Loan Party which Review shall include examinations with respect to each Loan Party and each Originator.

(e)           Keeping and Marking of Records and Books.

(i)           The Master Servicer will (and will cause each Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable).  The Master Servicer will (and will cause each Originator to) give the Administrative Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii)          Such Loan Party will (and will cause each Originator to):  (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Loans with a legend, acceptable to the Administrative Agent, describing the Administrative Agent’s security interest in the Collateral and (B) upon the request of the Administrative Agent following the occurrence of an Amortization Event, deliver to the Administrative Agent all Contracts (including, without limitation, all multiple originals of any such Contract constituting an instrument, a certificated security or chattel paper) relating to the Receivables.

(f)            Compliance with Contracts and Credit and Collection Policy.  Such Loan Party will (and will cause each Originator to) timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract, except to the extent any such failure to comply could have a Material Adverse Effect.

(g)           Performance and Enforcement of Receivables Sale Agreement.  Borrower will, and will require each Originator to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Borrower under the Receivables Sale Agreement.  Borrower will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Administrative Agent for the benefit of the Secured Parties as assignee of Borrower) under the Receivables Sale Agreement as the Administrative Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.

(h)           Ownership.  Borrower will (or will cause each Originator to) take all necessary action to (i) vest legal and equitable title to the Collateral purchased under the Receivables Sale Agreement irrevocably in Borrower, free and clear of any Adverse Claims (other than Adverse Claims in favor of the Administrative Agent, for the benefit of the Secured Parties), the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Borrower’s interest in such Collateral and such other action to perfect, protect or more fully evidence the interest of Borrower therein as the Administrative Agent may reasonably request), and (ii) establish and maintain, in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and perfected first priority security interest in all Collateral, free and clear of any Adverse Claims, including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (for the benefit of the Secured Parties) security interest in the Collateral and such other action to perfect, protect or more fully evidence the interest of the Administrative Agent for the benefit of the Secured Parties as the Administrative Agent may reasonably request.

(i)            Reliance.  Borrower acknowledges that the Administrative Agent, the Lender and each Committed Bank is entering into the transactions contemplated by this Agreement in reliance upon Borrower’s identity as a legal entity that is separate from each Originator.

Therefore, from and after the date of execution and delivery of this Agreement, Borrower shall take all steps, including, without limitation, all steps that the Administrative Agent, any Committed Bank or the Lender may from time to time request, to maintain Borrower’s identity as a separate legal entity and to make it manifest to third parties that Borrower is an entity with assets and liabilities distinct from those of each Originator and any Affiliates thereof (other than Borrower) and not just a division of any Originator or any such Affiliate.  Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Borrower will:

(i)            conduct its own business in its own name and require that all full-time employees of Borrower, if any, identify themselves as such and not as employees of any Originator (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Borrower’s employees);

(ii)           compensate all employees, consultants and agents directly, from Borrower’s own funds, for services provided to Borrower by such employees, consultants and agents and, to the extent any employee, consultant or agent of Borrower is also an employee, consultant or agent of any Originator or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between Borrower and such Originator or such Affiliate, as applicable, on a basis that reflects the services rendered to Borrower and such Originator or such Affiliate, as applicable;

(iii)          clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of any Originator, Borrower shall lease such office at a fair market rent;

(iv)          have a separate telephone number, which will be answered only in its name and separate stationery and checks in its own name;

(v)           conduct all transactions with each Originator and the Master Servicer (including, without limitation, any delegation of its obligations hereunder as Master Servicer) strictly on an arm’s-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Borrower and such Originator on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

(vi)          at all times have a Board of Directors consisting of three members, at least one member of which is an Independent Director;

(vii)         observe all corporate formalities as a distinct entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of Borrower or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Borrower, are duly authorized by unanimous vote of its Board of Directors (which shall include the vote of the Independent Director except with respect to clause (A) above);

(viii)        maintain Borrower’s books and records separate from those of each Originator and any Affiliate thereof and otherwise readily identifiable as its own assets rather than assets of any Originator or any Affiliate thereof;

(ix)           prepare its financial statements separately from those of each Originator and insure that any consolidated financial statements of any Originator or any Affiliate thereof that include Borrower and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Borrower is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Borrower;

(x)            except as herein specifically otherwise provided, maintain the funds or other assets of Borrower separate from, and not commingled with, those of any Originator or any Affiliate thereof and only maintain bank accounts or other depository accounts to which Borrower alone is the account party, into which Borrower alone makes deposits and from which Borrower alone (or the Administrative Agent hereunder) has the power to make withdrawals;

(xi)           pay all of Borrower’s operating expenses from Borrower’s own assets (except for certain payments by any Originator or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));

(xii)          operate its business and activities such that:  it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (A) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (B) the incurrence of obligations under this Agreement, (C) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to the applicable Originator thereunder for the purchase of Receivables from such Originator under the Receivables Sale Agreement, and (D) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

(xiii)         maintain its corporate charter in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement;

(xiv)        maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement and the Performance Undertaking, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement or the Performance Undertaking, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the

Receivables Sale Agreement or the Performance Undertaking or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Administrative Agent;

(xv)         maintain its corporate separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary.

(xvi)        maintain at all times the Required Capital Amount (as defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained;

(xvii)       maintain and cause the Master Servicer and any Subservicer to maintain books and records which contain such information from time to time as may be necessary for determination as of any particular date (after due allowance of time needed for reconciliation of book and record entries reflecting transactions on such date) of the amounts of the Receivables purchased from the respective Originators that actually came into existence on such date and the corresponding amounts of Purchase Price (as defined in the Sale Agreement) paid respectively to such Originators on such date pursuant to Sections 1.3(d) and 1.5 of the Sale Agreement and amounts applied on such date in payment or prepayment of obligations under the Subordinated Note.

(xviii)      take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinions issued by Brobeck, Phleger & Harrison LLP as counsel for Borrower, in connection with the closing or initial Advance under this Agreement and relating to true sale and substantive consolidation issues, and in the certificates and the Separateness Agreement accompanying such opinions, remain true and correct, and are complied with, in all material respects at all times.

(j)            Collections.  Such Loan Party will cause (i) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (ii) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect.  In the event any payments relating to the Collateral are remitted directly to Borrower or any Affiliate of Borrower, Borrower will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Borrower will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Administrative Agent, the Committed Banks and the Lender.  Borrower will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Administrative Agent as contemplated by this Agreement.

(k)           Taxes.  Such Loan Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.  Borrower will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of the Administrative Agent, any Committed Bank or the Lender.

(l)            Payment to Applicable Originator.  With respect to any Receivable purchased by Borrower from any Originator, such purchase shall be effected under, and in strict compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to such Originator in respect of the purchase price for such Receivable.

Section 7.2            Negative Covenants of the Loan Parties.

Until the Final Payout Date, each Loan Party hereby covenants, as to itself, that:

(a)           Change of Jurisdiction of Formation, Name Change, Offices and Records.  Such Loan Party will not change its name, identity or structure (within the meaning of any applicable enactment of the UCC), relocate its chief executive office at any time while the location of its chief executive office is relevant to perfection of the Administrative Agent’s security interest, for the benefit of the Secured Parties, in the Receivables, Related Security and Collections, change its jurisdiction of formation, or change any office where Records are kept unless it shall have:  (i) given the Administrative Agent at least forty-five (45) days’ prior written notice thereof and (ii) delivered to the Administrative Agent all financing statements, instruments, legal opinions and other documents requested by the Administrative Agent in connection with such change or relocation.

(b)           Change in Payment Instructions to Obligors.  Except as may be required by the Administrative Agent pursuant to Section 8.2(b), such Loan Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Administrative Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that the Master Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

(c)           Modifications to Contracts and Credit and Collection Policy.  Without the prior written consent of the Administrative Agent, such Loan Party will not, and will not permit any Originator to, make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables.  Except as provided in Section 8.2(d), the Master Servicer will not, and will not permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

(d)           Sales, Liens.  Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim) upon (including, without limitation, the filing of any financing statement) or with respect to, any of the Collateral, or assign any right to receive income with respect thereto (other than, in each case, the creation of a security interest therein in favor of the Administrative Agent as provided for herein), and Borrower will defend the right, title and interest of the Secured Parties in, to and under any of the foregoing property, against all claims of third parties claiming through or under Borrower or any Originator.  Borrower will not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory.

(e)           Use of Proceeds.  Borrower will not use the proceeds of the Advances for any purpose other than (i) paying for Receivables and Related Security under and in accordance with the Receivables Sale Agreement, including without limitation, making payments on the Subordinated Notes to the extent permitted thereunder and under the Receivables Sale Agreement, (ii) paying its ordinary and necessary operating expenses when and as due, and (iii) making Restricted Junior Payments to the extent permitted under this Agreement.

(f)            Termination Date Determination.  Borrower will not designate the Termination Date (as defined in the Receivables Sale Agreement), or send any written notice to any Originator in respect thereof, without the prior written consent of the Administrative Agent, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.

(g)           Restricted Junior Payments.  Borrower will not make any Restricted Junior Payment if after giving effect thereto, Borrower’s Net Worth (as defined in the Receivables Sale Agreement) would be less than the Required Capital Amount (as defined in the Receivables Sale Agreement).

(h)           Borrower Indebtedness.  Borrower will not incur or permit to exist any Indebtedness except:  (i) the Aggregate Unpaids, (ii) the Subordinated Notes, and (iii) other current accounts payable arising in the ordinary course of business and not overdue.

(i)            Prohibition on Additional Negative Pledges.  No Loan Party will enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Adverse Claim upon the Collateral except as contemplated by the Transaction Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents, and no Loan Party will enter into or assume any agreement creating any Adverse Claim upon the Subordinated Note.

(j)            Ownership of Borrower.  Borrower shall not have more than one stockholder at any time.

Article VIII

Administration and Collection

Section 8.1            Designation of Master Servicer.

(a)           The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Master Servicer”) so designated from time to time in accordance with this Section 8.1.  Louisiana-Pacific is hereby designated as, and hereby agrees to perform the duties and obligations of, the Master Servicer pursuant to the terms of this Agreement.  The Administrative Agent may at any time after the occurrence of an LP Downgrade Event designate as Master Servicer any Person to succeed Louisiana-Pacific or any successor Master Servicer provided that the Rating Agency Condition is satisfied.  In addition, with the prior written consent of the Administrative Agent in its sole discretion, Borrower may at any time designate any Person to succeed Louisiana-Pacific or any successor Master Servicer provided that the Rating Agency Condition is satisfied.

(b)           Louisiana-Pacific may delegate, and Louisiana-Pacific hereby advises the Lender, the Committed Banks and the Administrative Agent that it has delegated, to the other Originators, as sub-Master Servicers of the Master Servicer (each a “Subservicer”), certain of its duties and responsibilities as Master Servicer hereunder in respect of the Receivables originated by such other Originator.  Without the prior written consent of the Administrative Agent, Louisiana-Pacific shall not be permitted to delegate any of its duties or responsibilities as Master Servicer to any Person other than (i) Borrower, (ii) the other Originators, and (iii) with respect to Defaulted Receivables, outside collection agencies in accordance with its customary practices.  Neither Borrower nor any Subservicer shall be permitted to further delegate to any other Person any of the duties or responsibilities of the Master Servicer delegated to it by Louisiana-Pacific.  If at any time pursuant to the terms hereof the Administrative Agent or the Borrower pursuant to the foregoing subsection (a) shall designate as Master Servicer any Person other than Louisiana-Pacific, all duties and responsibilities theretofore delegated by Louisiana-Pacific to Borrower or any Subservicer may, at the discretion of the Administrative Agent, be terminated forthwith on notice given by the Administrative Agent to Louisiana-Pacific and to Borrower and each Subservicer; provided, however, upon the revocation of the power of the Master Servicer, each Subservicer’s power to act hereunder shall be automatically revoked.

(c)           Notwithstanding the foregoing subsection (b) as long as Louisiana-Pacific or an Affiliate of Louisiana-Pacific is Master Servicer hereunder:  (i) Louisiana-Pacific shall be and remain primarily liable to the Administrative Agent, the Committed Banks and the Lender for the full and prompt performance of all duties and responsibilities of the Master Servicer hereunder and (ii) the Administrative Agent, the Committed Banks and the Lender shall be entitled to deal exclusively with Louisiana-Pacific in matters relating to the discharge by the Master Servicer of its duties and responsibilities hereunder.  So long as Louisiana-Pacific is the Master Servicer, none of Administrative Agent, the Committed Banks or the Lender shall be required to give notice, demand or other communication to any Person other than Louisiana-Pacific in order for communication to the Master Servicer and its Subservicer or other delegate with respect thereto to be accomplished.  Louisiana-Pacific, at all times that it is the Master

Servicer, shall be responsible for providing any Subservicer or other delegate of the Master Servicer with any notice given to the Master Servicer under this Agreement.

Section 8.2            Duties of Master Servicer.

(a)           The Master Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

(b)           The Master Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account.  The Master Servicer shall effect a Collection Account Agreement substantially in the form of Exhibit VI (or such other form as the Administrative Agent shall approve in its sole discretion) with each bank party to a Collection Account at any time.  In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Master Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Master Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances.  From and after the date the Administrative Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Administrative Agent may request that the Master Servicer, and the Master Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Administrative Agent and, at all times thereafter, Borrower and the Master Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

(c)           The Master Servicer shall administer the Collections in accordance with the procedures described herein and in Article II.  The Master Servicer shall set aside and hold in trust for the account of Borrower, the Committed Banks and the Lender their respective shares of the Collections in accordance with Article II.  The Master Servicer shall, upon the request of the Administrative Agent, segregate, in a manner acceptable to the Administrative Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Master Servicer or Borrower prior to the remittance thereof in accordance with Article II.  If the Master Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Master Servicer shall segregate and deposit with a bank designated by the Administrative Agent such allocable share of Collections of Receivables set aside for the Lender and the Committed Banks on the first Business Day following receipt by the Master Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.  Notwithstanding the foregoing, neither the Master Servicer nor any Subservicer shall have any disbursement or other authority in respect of the Collection Accounts except in accordance with the Collection Account Agreements and the specific or standing authorizations from time to time given by the Administrative Agent or Authorized Officers of the Borrower and in effect.

(d)           The Master Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Master Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a

Delinquent Receivable or Defaulted Receivable or limit the rights of the Administrative Agent, the Committed Banks or the Lender under this Agreement.  Notwithstanding anything to the contrary contained herein, the Administrative Agent shall, after the occurrence of an Incipient Event, have the absolute and unlimited right to direct the Master Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

(e)           The Master Servicer shall hold in trust for Borrower and the Administrative Agent on behalf of the Secured Parties all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Administrative Agent, deliver or make available to the Administrative Agent all such Records, at a place selected by the Administrative Agent.  The Master Servicer shall, as soon as practicable following receipt thereof turn over to Borrower any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables.  The Master Servicer shall, from time to time at the request of the Administrative Agent, furnish to the Administrative Agent (promptly after any such request) a calculation of the amounts set aside for the Committed Banks and the Lender pursuant to Article II.

(f)            Any payment by an Obligor in respect of any indebtedness owed by it to Originator or Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 8.3            Collection Notices.

The Administrative Agent is authorized at any time to date and to deliver to the Collection Banks the Collection Notices.  Borrower hereby transfers to the Administrative Agent for the benefit of the Secured Parties, effective when the Administrative Agent delivers such notice, the exclusive ownership and control of each Lock-Box and the Collection Accounts.  In case any authorized signatory of Borrower whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force.  Borrower hereby authorizes the Administrative Agent, and agrees that the Administrative Agent shall be entitled (a) at any time after delivery of the Collection Notices, to endorse Borrower’s name on checks and other instruments representing Collections, (b) at any time after the occurrence of an Amortization Event, to enforce the Receivables, the related Contracts and the Related Security, and (c) at any time after the occurrence of an Amortization Event, to take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Administrative Agent rather than Borrower.

Section 8.4            Responsibilities of Borrower.

Anything herein to the contrary notwithstanding, the exercise by the Administrative Agent, the Committed Banks and the Lender of their rights hereunder shall not release the

Master Servicer, any Originator or Borrower from any of their duties or obligations with respect to any Receivables or under the related Contracts.  None of the Administrative Agent, the Lender nor the Committed Banks shall have any obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Borrower.

Section 8.5            Monthly Reports.

The Master Servicer shall prepare and forward to the Administrative Agent (a) on each Monthly Reporting Date, a Monthly Report and an electronic file of the data contained therein and (b) at such times as the Administrative Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables; provided, however that the Master Servicer shall deliver a Monthly Report more frequently than monthly upon the request of the Administrative Agent.

Section 8.6            Servicing Fee.

As compensation for the Master Servicer’s servicing activities on its behalf, including the Master Servicer’s undertaking of the indemnification obligations provided for in Section 5 and Section 11 of the Multi-Party Agreement Relating To Lockbox Services, dated as of November 15, 2001 among the Borrower, the Master Servicer, the Administrative Agent and Bank of America, N.A. or any other Collection Account Agreement, Borrower hereby agrees to pay the Master Servicer the Servicing Fee, which fee shall be paid in arrears on each Scheduled Settlement Date out of Collections.  No Subservicer shall be entitled to receive any Servicing Fee provided for herein, but shall be entitled to receive a monthly fee for each Calculation Period in respect of its duties as Subservicer solely from the Master Servicer in an amount agreed to by such Subservicer and the Master Servicer.

Article IX

Amortization Events

Section 9.1            Amortization Events.

The occurrence of any one or more of the following events shall constitute an Amortization Event:

(a)           Any Loan Party or Performance Guarantor shall fail to make any payment or deposit required to be made by it under the Transaction Documents when due and such failure shall continue for one (1) Business Day after notice thereof has been given by the Administrative Agent to such Loan Party or Performance Guarantor, as the case may be.

(b)           Any representation or warranty made by Performance Guarantor or any Loan Party in any Transaction Document to which it is a party or in any other document delivered pursuant thereto shall prove to have been incorrect when made or deemed made or any other certification or statement made by Performance Guarantor or any Loan Party shall prove to have been incorrect in any material respect when made or deemed made.

(c)           Any Loan Party shall fail to perform or observe any covenant contained in Section 7.2 or 8.5 when due.

(d)           Any Loan Party or Performance Guarantor shall fail to perform or observe any other covenant or agreement under any Transaction Documents and such failure shall continue for ten (10) consecutive Business Days.

(e)           Failure of Borrower to pay any Indebtedness (other than the Aggregate Unpaids) when due or the default by Borrower in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Borrower shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

(f)            Failure of Performance Guarantor, the Louisiana-Pacific or any of their respective Subsidiaries (other than Borrower) to pay Indebtedness in excess of $25,000,000 in aggregate principal amount (hereinafter, “Material Indebtedness”) when due; or the default by Performance Guarantor, the Louisiana-Pacific or any of their respective Subsidiaries other than Borrower in the performance of any term, provision or condition contained in any agreement under which any Material Indebtedness was created or is governed that continues after the expiration of any applicable cure or grace period or that is not waived by the holder or holders of such Indebtedness, the effect of which is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of Performance Guarantor, Louisiana-Pacific or any of their respective Subsidiaries other than Borrower shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

(g)           An Event of Bankruptcy shall occur with respect to Performance Guarantor, any Loan Party or any of their respective Subsidiaries.

(h)           As at the end of any Calculation Period:

(i)           the three-month rolling average Delinquency Ratio shall exceed 2.20%,

(ii)          the three-month rolling average Default Ratio shall exceed .75%, or

(iii)         the three-month rolling average Dilution Ratio shall exceed .75%.

(i)            A Change of Control shall occur.

(j)            (i) One or more final judgments for the payment of money in an amount in excess of $25,000,000, individually or in the aggregate, shall be entered against Performance Guarantor or any of its Subsidiaries (other than Borrower) on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution, or (ii) one or more final judgments for the payment of money in an aggregate amount of $10,750 or more shall be entered against Borrower.

(k)           The “Termination Date” under and as defined in the Receivables Sale Agreement shall occur under the Receivables Sale Agreement or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Borrower under the Receivables Sale Agreement.

(l)            This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Borrower, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Administrative Agent for the benefit of the Secured Parties shall cease to have a valid and perfected first priority security interest in the Collateral.

(m)          On any Settlement Date, after giving effect to the turnover of Collections by the Master Servicer on such date and the application thereof to the Aggregate Unpaids in accordance with this Agreement, the Aggregate Principal shall exceed the Borrowing Limit.

(n)           The Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability of its obligations thereunder.

(o)           The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Tax Code with regard to any of the Collateral and such lien shall continue until the earlier of (i) seven (7) days after inception and (ii) knowledge by any Secured Party of such lien, or the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the Collateral.

(p)           Any Plan of Performance Guarantor or any of its ERISA Affiliates:

(i)            shall fail to be funded in accordance with the minimum funding standard resulting from an accumulated funding deficiency as required by applicable law, the terms of such Plan, Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

(ii)           is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

(iii)          shall require Performance Guarantor or any of its ERISA Affiliates to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

(iv)          results in a liability to Performance Guarantor or any of its ERISA Affiliates under applicable law, the terms of such Plan, or Title IV ERISA,

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC or a Plan that would have a Material Adverse Effect.

(q)           Any event shall occur which (i) materially and adversely impairs the ability of the Originators to originate Receivables of a credit quality that is at least equal to the credit quality of the Receivables sold or contributed to Borrower on the date of this Agreement or (ii) has, or could be reasonably expected to have a Material Adverse Effect.

(r)            An LP Downgrade Event shall occur.

(s)           Immediately after giving effect to each settlement on any Settlement Date, the Net Pool Balance shall be less than the sum of the Aggregate Principal plus the Required Reserve.

Section 9.2            Remedies.

Upon the occurrence of an Amortization Event and/or at any time thereafter, the Administrative Agent may, or upon the direction of the Required Liquidity Banks shall, take any of the following actions:  (a) replace the Person then acting as Master Servicer if the Administrative Agent has not already done so (b) declare the Amortization Date to have occurred, whereupon the Aggregate Commitment shall immediately terminate and the Amortization Date shall forthwith occur, all without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party; provided, however, that upon the occurrence of an Event of Bankruptcy with respect to any Loan Party, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Loan Party, (c) deliver the Collection Notices to the Collection Banks, (d) exercise all rights and remedies of a secured party upon default under the UCC and other applicable laws, and (e) notify Obligors of the Administrative Agent’s security interest in the Receivables and other Collateral.  The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Administrative Agent, the Committed Banks and the Lender otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

Article X

Indemnification

Section 10.1         Indemnities by the Loan Parties.

Without limiting any other rights that the Administrative Agent, the Lender or any Committed Bank may have hereunder or under applicable law, (a) Borrower hereby agrees to indemnify (and pay upon demand to) the Administrative Agent, the Lender, each of the Committed Banks, each of the Liquidity Banks and each of the respective assigns, officers, directors, agents and employees of the foregoing (each, an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including attorneys’ fees (which attorneys may be employees of the Administrative Agent, the Committed Banks or the Lender) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by the Lender, any Committed Bank or any Liquidity Bank of an interest in the Receivables, and (b) the Master Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Master Servicer’s activities as Master Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (a) and (b):

(i)            Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(ii)           Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(iii)          taxes imposed by any jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by any Committed Bank or the Lender of Loans as a loan or loans by such Committed Bank or the Lender to Borrower secured by the Receivables, the Related Security, the Collection Accounts and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of any Loan Party or limit the recourse of any Committed Bank or the Lender to any Loan Party for amounts otherwise specifically provided to be paid by such Loan Party under the terms of this Agreement.  Without limiting the generality of the foregoing indemnification, Borrower shall indemnify the Administrative Agent, each Committed Bank and the Lender for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Borrower or the Master Servicer) relating to or resulting from:

(c)           any representation or warranty made by any Loan Party or any Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(d)           the failure by Borrower, the Master Servicer or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract related thereto included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

(e)           any failure of Borrower, the Master Servicer or any Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(f)            any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(g)           any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(h)           the commingling of Collections of Receivables at any time with other funds;

(i)            any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Advance, the Collateral or any other investigation, litigation or proceeding relating to Borrower, the Master Servicer or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(j)            any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(k)           any Amortization Event;

(l)            any failure of Borrower to acquire and maintain legal and equitable title to, and ownership of any of the Collateral from the applicable Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Borrower to give reasonably equivalent value to any Originator under the Receivables Sale Agreement in consideration of the transfer by such Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

(m)          any failure to vest and maintain vested in the Administrative Agent for the benefit of the Secured Parties, or to transfer to the Administrative Agent for the benefit of the Secured Parties, a valid first priority perfected security interests in the Collateral, free and clear of any Adverse Claim (except as created by the Transaction Documents);

(n)           the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents with respect to any Originator or any Loan Party under the UCC of any applicable jurisdiction or other applicable laws with respect to any Collateral, and the proceeds thereof, whether at the time of any Advance or at any subsequent time;

(o)           any action or omission by any Loan Party which reduces or impairs the rights of the Administrative Agent, the Committed Banks or the Lender with respect to any Collateral or the value of any Collateral;

(p)           any attempt by any Person to void any Advance or the Administrative Agent’s security interest in the Collateral under statutory provisions or common law or equitable action; and

(q)           the failure of any Receivable included in the calculation of the Net Pool Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

Section 10.2         Defense of Claims.

(a)           An Indemnified Party shall, after obtaining actual knowledge, thereof, promptly notify Borrower in writing of any action, suit or proceeding brought against such Indemnified Party which could give rise to any payment by Borrower or the Master Servicer under Section 10.1 (a “Claim”) as to which indemnification is sought (unless Borrower or Master Servicer theretofore has notified such Indemnified Party of such Claim); except that the failure to give such notice shall not release Borrower or the Master Servicer, as the case may be, from any of its obligations under this Agreement, however Borrower’s or the Master Servicer’s, as the case may be, obligations shall be reduced to the extent that failure to promptly give notice of any action, suit or proceeding against such Indemnified Party (i) impairs Borrower or the Master Servicer, as the case may be, from defending such Claim or (ii) increases the amount for which Borrower or the Master Servicer, as the case may be, is liable in accordance with Section 10.1.  Within forty-five days after receiving notice from an Indemnified Party of any Claim as to which indemnification is sought, Borrower or the Master Servicer, as the case may be, if is so desires may elect in writing, subject to the provisions of the following paragraph, to control, at its sole cost and expense, and to assume full responsibility for, the defense of such Claim with counsel acceptable to the Indemnified Parties in their reasonable discretion; provided, that the Borrower has agreed in writing on or prior to the assumption of such defense to indemnify such Indemnified Party for such Claim.  If Borrower or the Master Servicer, as the case may be, elects to assume the defense of such Claim, it shall keep the Indemnified Party which is the subject of such proceeding fully apprised of the status of the proceeding and shall provide such Indemnified Party with all information with respect to such proceeding as such Indemnified Party may reasonably request.  If Borrower or Master Servicer, as the case may be, does not elect to assume control, as provided for above, and provided it is not preventing from assuming such control pursuant to the provisions of clause (b) below, the applicable Indemnified Party shall, at the expense of Borrower or the Master Servicer, as the case may be, supply Borrower with all such information and documents reasonably requested by Borrower or Master Servicer, as the case may be.

(b)           Notwithstanding any of the foregoing to the contrary, Borrower or the Master Servicer, as the case may be, shall not be entitled to control and assume responsibility for the defense of such Claim if in the reasonable opinion of such Indemnified Party, (i) there exists an actual or potential conflict of interest, such that such Indemnified Party determines that it is desirable to retain control of such proceeding (ii) such Claim involves the risk of criminal liability to such Indemnified Party or (iii) the control of such Claim would involve a conflict of interest.  In the circumstances described above, the Indemnified Party shall be entitled to control and assume responsibility for the defense of such claim or liability, subject to Section 10.1, at the expense of Borrower or the Master Servicer, as the case may be.

(c)           No Indemnified Party shall settle any Claim without the prior written consent of Borrower or the Master Servicer, as the case may be (which consent shall not be unreasonably withheld or delayed).  Neither Borrower nor the Master Servicer, as the case may be, may settle any Claim without the prior written consent of each affected Indemnified Party which consent may not be unreasonably withheld or delayed in the case of a money settlement not involving an admission of liability of such Indemnified Party, nor may Borrower or the Master Servicer, as the case may be, settle any Claim if such settlement results, or could reasonably be expected to result, in criminal liability of such Indemnified Party.

Section 10.3         Increased Cost and Reduced Return.

If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a “Regulatory Change”):  (a) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source’s obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by Section 10.1) or (b) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (c) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source’s capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Administrative Agent, subject to Section 10.5, Borrower shall pay to the Administrative Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction.

Section 10.4         Other Costs and Expenses.

Borrower shall pay to the Administrative Agent, each Committed Bank and the Lender on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of each such Person’s auditors auditing the books, records and procedures of Borrower (but only to the extent Borrower is obligated to pay such audit expenses pursuant to the Fee Letter and Section 7.1(d)), fees and out-of-pocket expenses of legal counsel for the Lender, each Committed Bank and the Administrative Agent (which such counsel may be employees of the Lender, such Committed Bank or the Administrative Agent) with respect thereto and with respect to advising the Lender, any Committed Bank and the Administrative Agent as to their respective rights and remedies under this Agreement.  Borrower shall pay to the Administrative Agent on demand any and all costs and expenses of the Administrative Agent, any Committed Bank and the Lender, if any, including counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.  Subject to Section 10.4, Borrower shall reimburse Blue Ridge on demand for all other costs and expenses incurred by Blue Ridge (“Other Costs”), including, without limitation, the cost of auditing Blue Ridge’s books by certified public accountants, the cost of rating the Commercial Paper by independent financial rating agencies, and the fees and out-of-pocket expenses of counsel for Blue Ridge or any counsel for any shareholder of Blue Ridge with respect to advising Blue Ridge or such shareholder as to matters relating to Blue Ridge’s operations.

Section 10.5         Allocations.

Blue Ridge or the Administrative Agent on behalf of Blue Ridge shall allocate the liability for Other Costs and/or Regulatory Changes among Borrower and other Persons with whom Blue Ridge has entered into agreements to purchase interests in or finance receivables and other financial assets (“Other Customers”).  If any Other Costs and/or any Regulatory changes are attributable to Borrower and not attributable to any Other Customer, Borrower shall be solely liable for such Other Costs and/or Regulatory changes.  However, if Other Costs and/or Regulatory changes are attributable to Other Customers and not attributable to Borrower, such Other Customer shall be solely liable for such Other Costs and/or Regulatory changes.  All allocations to be made pursuant to the foregoing provisions of this Article X shall be made by Blue Ridge or the Administrative Agent on behalf of Blue Ridge in its sole discretion and shall be binding on Borrower and the Master Servicer.

Article XI

The Administrative Agent

Section 11.1         Authorization and Action.

The Lender and each Committed Bank, on behalf of itself and its assigns, hereby designates and appoints Wachovia to act as its agent under the Transaction Documents and under the Liquidity Agreement, and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Liquidity Agreement or the Transaction Documents, together with such powers as are reasonably incidental thereto.  The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth in the Liquidity Agreement or in any Transaction Document, or any fiduciary relationship with the Committed Banks and the Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into the Liquidity Agreement or any Transaction Document or otherwise exist for the Administrative Agent.  In performing its functions and duties under the Liquidity Agreement and the Transaction Documents, the Administrative Agent shall act solely as agent for the Committed Banks and the Lender and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Loan Party or any of such Loan Party’s successors or assigns.  The Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to the Liquidity Agreement or any Transaction Document or applicable law.  The appointment and authority of the Administrative Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids.  Each Committed Bank and the Lender hereby authorizes the Administrative Agent to execute each of the UCC financing statements, each Collection Account Agreement on behalf of the Secured Parties (the terms of which shall be binding on each Secured Party).

Article XII

Assignments; Participations

Section 12.1         Assignments.

(a)           Each of the Administrative Agent, the Loan Parties and the Liquidity Banks hereby agrees and consents to the complete or partial assignment by Blue Ridge of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Liquidity Banks pursuant to the Liquidity Agreement.

(b)           Each of the parties hereto, on behalf of its successors and assigns, hereby agrees and consents to the complete or partial sale by any Committed Bank of all or any portion of its rights under, interest in, title to and obligations under this Agreement to an Eligible Assignee regardless of whether such sale constitutes an assignment or the sale of a participation in such rights and obligations; provided, however, that any partial sale by a Committed Bank shall be in a minimum amount of $25,000,000 or an integral multiple of $1,000,000 in excess thereof; provided further that any complete or partial sale by a Committed Bank shall, prior to an Amortization Event, be subject to the prior written consent of the Borrower (which consent shall not be unreasonably withheld).  Each Committed Bank shall deliver to each of its assignees an assignment in substantially the form the Assignment and Acceptance, which shall be duly executed by such Committed Bank, assigning any such rights under, interest in, title to and obligations under this Agreement to the assignee.  Upon any assignment pursuant to this Section 12.1(b) the respective assignee receiving such assignment shall have all the rights of the assigning Committed Bank hereunder and all references to the Committed Banks shall be deemed to apply to such assignee.

(c)           No Loan Party may assign any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent, each of the Committed Banks and the Lender and without satisfying the Rating Agency Condition.

(d)           There shall be no more than 99 beneficial owners of an interest in this Agreement or the obligations of the Borrower hereunder.

Article XIII

Security Interest

Section 13.1         Grant of Security Interest.

To secure the due and punctual payment of the Aggregate Unpaids, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, in each case pro rata according to the respective amounts thereof, the Borrower hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, all of the Borrower’s right, title and interest, whether now owned and existing or hereafter arising in and to all accounts, deposit accounts, chattel paper, electronic chattel paper, instruments, general intangibles and other assets and all proceeds thereof, whether now owned or hereafter acquired, now existing or hereafter arising and wherever located, including, without limitation, all Receivables, the Related Security, the Collections, all accounts, general intangibles, bank accounts, securities, instruments and other assets of Borrower and all proceeds of the foregoing (collectively, the “Collateral”).

Section 13.2         Termination after Final Payout Date.

Each of the Secured Parties hereby authorizes the Administrative Agent, and the Administrative Agent hereby agrees, promptly after the Final Payout Date to execute and deliver to the Borrower such UCC termination statements as may be necessary to terminate the Administrative Agent’s security interest in and Lien upon the Collateral, all at the Borrower’s expense.  Upon the Final Payout Date, all right, title and interest of the Administrative Agent and the other Secured Parties in and to the Collateral shall terminate.

Article XIV

Miscellaneous

Section 14.1         Waivers and Amendments.

(a)           No failure or delay on the part of the Administrative Agent, any Committed Bank or the Lender in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy.  The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.  Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b)           No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 14.1(b).  The Lender, the Required Committed Banks, Borrower and the Administrative Agent, at the direction of the Required Liquidity Banks, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

(i)            without the consent of the Lender, each Committed Bank and each affected Liquidity Bank, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Borrower or the Master Servicer, (B) reduce the rate or extend the time of payment of Interest or any CP Costs (or any component of Interest or CP Costs),  reduce any fee payable to the Administrative Agent for the benefit of the Lender and the Committed Banks, (C) change the amount of the principal of any Loan or the Aggregate Principal, (D) amend, modify or waive any provision of the definition of Required Liquidity Banks or this Section 14.1(b), (E) consent to or permit the assignment or transfer by Borrower of any of its rights and obligations under this Agreement, (F) change the definition of “Eligible Receivable,” “Loss Reserve,” “Dilution Reserve,” “Interest Reserve,” “Servicing Reserve,” “Servicing Fee Rate,” “Required Reserve” or “Required Reserve Factor Floor” or (G) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

(ii)           without the written consent of the then Administrative Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Administrative Agent, and any material amendment, waiver or other modification of this Agreement shall require satisfaction of the Rating Agency Condition.

Section 14.2         Notices.

Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto.  Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 14.2.  Borrower hereby authorizes the Administrative Agent to effect Advances and Interest Period and Interest Rate selections based on telephonic notices made by any Person whom the Administrative Agent in good faith believes to be acting on behalf of Borrower.  Borrower agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice signed by an authorized officer of Borrower; provided, however, the absence of such confirmation shall not affect the validity of such notice.  If the written confirmation differs from the action taken by the Administrative Agent, the records of the Administrative Agent shall govern absent manifest error.

Section 14.3         Protection of Administrative Agent’s Security Interest.

(a)           Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Administrative Agent may request, to perfect, protect or more fully evidence the Administrative Agent’s security interest in the Collateral, or to enable the Administrative Agent, the Committed Banks or the Lender to exercise and enforce their rights and remedies hereunder.  At any time, the Administrative Agent may, or the Administrative Agent may direct Borrower or the Master Servicer to, notify the Obligors of Receivables, at Borrower’s expense, of the security interests of the Administrative Agent for the benefit of the Secured Parties under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Administrative Agent or its designee.  Borrower or the Master Servicer (as applicable) shall, at the request of the Lender or any Committed Bank, withhold the identity of such Person in any such notification.

(b)           If any Loan Party fails to perform any of its obligations hereunder, the Administrative Agent, the Committed Banks or the Lender may (but shall not be required to) perform, or cause performance of, such obligations, and the Administrative Agent’s, the Committed Banks’ or the Lender’s costs and expenses incurred in connection therewith shall be payable by Borrower as provided in Section 10.4.  Each Loan Party irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent, and appoints the Administrative Agent as its attorney-in-fact, to act on behalf of such Loan Party (i) to execute on behalf of Borrower as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, for the benefit of the Secured Parties.  This appointment is coupled with an interest and is irrevocable.  (A) each of the Loan Parties hereby authorizes the Administrative Agent to file financing statements and other filing or recording documents with respect to the Receivables and Related Security (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of such Loan Party, in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interest of the Administrative Agent hereunder, (B) each of the Loan Parties acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables or Related Security (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Administrative Agent, consenting to the form and substance of such filing or recording document, and (C) each of the Loan Parties approves, authorizes and ratifies any filings or recordings made by or on behalf of the Administrative Agent in connection with the perfection of the security interests in favor of Borrower or the Administrative Agent.

Section 14.4         Confidentiality.

(a)           Each Loan Party, each Committed Bank, the Administrative Agent and the Lender shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to each Loan Party, the Administrative Agent, any Committed Bank and Blue Ridge and

their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Loan Party, the Administrative Agent, any Committed Bank and the Lender and its officers and employees may disclose such information to such Person’s respective external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

(b)           Anything herein to the contrary notwithstanding, each Loan Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Committed Banks, the Liquidity Banks or Blue Ridge by each other, (ii) by the Administrative Agent, any Committed Bank or the Lender to any prospective or actual assignee or participant of any of them who executes a confidentiality agreement for the benefit of the applicable Loan Party on terms comparable to those required of the Administrative Agent, the Lender and any Committed Bank hereunder with respect to such disclosed information, (iii) by the Administrative Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Blue Ridge or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Wachovia acts as the administrative agent and (iv) to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided that each such Person is informed of the confidential nature of such information and in the case of any Person referred to in clause (iii), the Administrative Agent shall use reasonable efforts to cause each such Person to agree to keep such information confidential.  In addition, the Committed Banks, the Lender and the Administrative Agent may disclose any such nonpublic information with respect to any Loan Party to the extent required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings with competent jurisdiction (whether or not having the force or effect of law).

Section 14.5         Bankruptcy Petition.

Borrower, the Master Servicer, the Administrative Agent, each Committed Bank and each Liquidity Bank hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Blue Ridge, it will not institute against, or join any other Person in instituting against, Blue Ridge any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 14.6         Limitation of Liability.

Except with respect to any claim arising out of the willful misconduct or gross negligence of Blue Ridge, the Administrative Agent, any Committed Bank or any Liquidity Bank, no claim may be made by any Loan Party or any other Person against Blue Ridge, the Administrative Agent, any Committed Bank or any Liquidity Bank or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Loan Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 14.7         CHOICE OF LAW.

THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW.

Section 14.8         CONSENT TO JURISDICTION.

EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE COMMITTED BANKS OR THE LENDER TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY ANY LOAN PARTY AGAINST THE ADMINISTRATIVE AGENT, THE COMMITTED BANKS OR THE LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, THE LENDER OR ANY COMMITTED BANK INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH LOAN PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

Section 14.9         WAIVER OF JURY TRIAL.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY LOAN PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 14.10       Integration; Binding Effect; Survival of Terms.

(a)           This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b)           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).  This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Loan Party pursuant to Article V, (ii) the indemnification and payment provisions of Article X, and Sections 14.5 and 14.6 shall be continuing and shall survive any termination of this Agreement.

Section 14.11       Counterparts; Severability; Section References.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.  Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.  Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

LP RECEIVABLES CORPORATION
as Borrower

By:
Name:
Title:

Address:
LP Receivables Corporation
c/o Louisiana-Pacific Corporation
805 S.W. Broadway
Portland, OR 97205-3033

LOUISIANA-PACIFIC CORPORATION
as Master Servicer

By:
Name:
Title:

Address:
Louisiana-Pacific Corporation
805 S.W. Broadway
Portland, OR 97205-3033

BLUE RIDGE ASSET FUNDING CORPORATION

BY: WACHOVIA BANK, N.A.,
as Attorney-In-Fact

By:
Name:
Title:

Address:
Blue Ridge Asset Funding Corporation
c/o Wachovia Bank, N.A., as Administrative Agent
100 North Main Street
Winston-Salem, NC 27150
Telephone: (336) 735-6097
Facsimile: (336) 735-6099

WACHOVIA BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

Address:
Wachovia Bank, N.A.
191 Peachtree Street, N.E.
Atlanta, GA 30303
Telephone: (404) 332-1398
Facsimile: (404) 332-5152

WACHOVIA BANK, N.A.,
as Committed Bank

By:
Name:
Title:

Address:
Wachovia Bank, N.A.
191 Peachtree Street, N.E.
Atlanta, GA 30303
Telephone: (404) 332-1398
Facsimile: (404) 332-5152

Commitment: $125,000,000.

EXHIBIT I

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

Adjusted Dilution Ratio:  At any time, the rolling average of the Dilution Ratio for the 12 Calculation Periods then most recently ended.

Additional Committed Bank:  As defined in Section 4.7(a).

Advance:  A borrowing hereunder consisting of the aggregate amount of the several Loans made on the same Borrowing Date.

Adverse Claim:  A lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.

Administrative Agent:  As defined in the preamble to this Agreement.

Administrative Agent’s Account:  Account #8735-098787 at Wachovia Bank, N.A., ABA #053100494.

Advance Account:  A cash collateral account in the name of Administrative Agent and maintained by a Committed Bank at an Eligible Institution (which may include such Committed Bank, so long as such Committed Bank is an Eligible Institution) and which is established to fund Advances hereunder by such Committed Bank pursuant to Section 4.7.

Advance Account Deposit:  As defined in Section 4.7(b).

Advance Account Party:  As defined in Section 4.7(f).

Affiliate:  With respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person.  A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

Aggregate Commitment:  $125,000,000.

Aggregate Principal:  On any date of determination, the aggregate outstanding principal amount of all Advances outstanding on such date.

Aggregate Reduction:  As defined in Section 1.3.

Aggregate Unpaids:  At any time, an amount equal to the sum of (i) the Aggregate Principal, plus (ii) all Recourse Obligations (whether due or accrued) at such time.

Agreement:  This Credit and Security Agreement, as it may be amended or modified and in effect from time to time.

Alternate Base Rate:  For any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent (0.50)% above the Federal Funds Effective Rate.  For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Effective Rate shall be effective on the date of each such change.

Alternate Base Rate Loan:  A Loan which bears interest at the Alternate Base Rate or the Default Rate.

Amortization Date:  The earliest to occur of (i) the Business Day immediately prior to the occurrence of an Event of Bankruptcy with respect to any Loan Party, (ii) the Business Day specified in a written notice from the Administrative Agent following the occurrence of any other Amortization Event, (iii) the date which is 1 Business Day after the Administrative Agent’s receipt of written notice from Borrower that it wishes to terminate the facility evidenced by this Agreement and (iv) November 15, 2004.

Amortization Event:  As defined in Article IX.

Assignment and Acceptance:  An assignment and acceptance entered into by a Committed Bank and an Eligible Assignee and accepted by the Administrative Agent in substantially the form of Exhibit XIII.

Authorized Officer:  With respect to any Person, its president, corporate controller, treasurer, assistant treasurer, chief financial officer or chief executive officer.

Bank Funding:  The portion of the Aggregate Principal that is funded by the Committed Banks pursuant to Section 1.1(a).

Blue Ridge:  As defined in the preamble to this Agreement.

Blue Ridge Termination Date:  November 15, 2002.

Borrower:  As defined in the preamble to this Agreement.

Borrowing Base:  On any date of determination, the Net Pool Balance as of the last day of the period covered by the most recent Monthly Report, minus the Required Reserve as of the last day of the period covered by the most recent Monthly Report, minus Deemed Collections that have occurred since the most recent Cut-Off Date to the extent that such Deemed Collections exceed the Dilution Reserve, minus the Rebate Reserve as of the most recent Cut-Off Date.

Borrowing Date:  A Business Day on which an Advance is made hereunder.

Borrowing Limit:  As defined in Section 1.1(a).

Borrowing Notice:  As defined in Section 1.2.

Broken Funding Costs:  For any CP Rate Loan or LIBO Rate Loan which:  (i) in the case of a CP Rate Loan, has its principal reduced without compliance by Borrower with the notice requirements hereunder, (ii) in the case of a CP Rate Loan, is assigned under the Liquidity Agreement, or (iii) in the case of a LIBO Rate Loan, is terminated or reduced prior to the last day of its Interest Period, an amount equal to the excess, if any, of (A) the CP Costs or Interest (as applicable) that would have accrued on such Loan during the remainder of the Interest Period or the tranche period for Commercial Paper determined by the Administrative Agent to relate to such Loan (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the principal of such Loan if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such principal is allocated to another Loan, the amount of CP Costs or Interest actually accrued during the remainder of such period on such principal for the new Loan, and (y) to the extent such principal is not allocated to another Loan, the income, if any, actually received during the remainder of such period by the holder of such Loan from investing the portion of such principal not so allocated.  In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the Lender, the Liquidity Bank or Committed Bank, as the case may be, agree to pay to Borrower the amount of such excess.  If any CP Rate Loan or LIBO Rate Loan does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice, the applicable Broken Funding Costs shall be an amount equal to all costs incurred as a result of the failure to make such Aggregate Reduction which are not recovered through the payment of interest hereunder.  All Broken Funding Costs shall be due and payable hereunder upon demand.

Business Day:  Any day on which banks are not authorized or required to close in New York, New York or Atlanta, Georgia, and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

Calculation Period:  A Fiscal Month.

Cash Discount Reserve:  The highest Cash Discount Reserve Percentage over the past 12 Calculation Periods.

Cash Discount Reserve Percentage:  As of any Cut-Off Date, the ratio (expressed as a percentage), computed by dividing the aggregate amount of contractual cash discounts given by the Originators during the Calculation Period ending on such Cut-Off Date by the aggregate sales generated by the Originators during the immediately preceding Calculation Period.

Change of Control:  (a)  Louisiana-Pacific shall cease to own 100% of the outstanding equity interests of Borrower free and clear of any Adverse Claim or, (b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the Stock of any Originator or the Performance Guarantor entitled to vote for members of the board of directors or equivalent governing body of such Person on a partially diluted basis (i.e., taking into account all such securities that such person or group has the right to acquire pursuant to any option rights in both the dividend and divisor used in calculating such percentage); or (c) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of any Originator or the Performance Guarantor cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

Claim:  As defined in Section 10.2(a).

Closing Date:  November 15, 2001.

Collateral:  As defined in Section 13.1.

Collection Account:  Each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV as such exhibit may be updated from time to time in accordance with Section 7.2(b).

Collection Account Agreement:  An agreement substantially in the form of Exhibit VI among an Originator, Master Servicer, Borrower, the Administrative Agent and a Collection Bank (or such other form as the Administrative Agent shall approve in its sole discretion).

Collection Bank:  At any time, any of the banks holding one or more Collection Accounts.

Collection Notice:  A notice, in substantially the form of Annex A to Exhibit VI, from the Administrative Agent to a Collection Bank.

Collections:  With respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

Commercial Paper:  Promissory notes of Blue Ridge issued by Blue Ridge in the commercial paper market.

Commitment:  As to each Committed Bank, the dollar amount of its commitment to make Advances under this Agreement, as set forth on the signature pages hereto, which Commitments in the aggregate shall equal the Borrowing Limit.

Committed Bank:  As defined in the preamble.

Committed Bank Maturity Date:  With respect to any Advance Account Deposit, (i) if established in respect of a Non-Renewing Committed Bank, the earlier of the Amortization Date and the close of business of the Administrative Agent on the third anniversary of the Closing Date or (ii) if established in respect of a Downgraded Committed Bank, the earlier of the Amortization Date and such Committed Bank’s Commitment Termination Date or, if such Committed Bank is or becomes a Non-Renewing Committed Bank, the earlier of (i) the Amortization Date and (ii) the close of business of the Administrative Agent on the third anniversary of the Closing Date.

Commitment Termination Date:  With respect to each Committed Bank, November 15, 2004 or such later date as may be agreed in writing from time to time by Borrower, the Master Servicer, the Lender, the Administrative Agent and such Committed Bank.

Contingent Obligation:  Of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

Contract:  With respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

CP Costs:  For each day, the sum of (1) discount or interest accrued on Pooled Commercial Paper on such day, plus (2) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (3) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase or other financing facilities which are funded by Pooled Commercial Paper for such day, minus (4) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase or financing facilities funded substantially with Pooled Commercial Paper, minus (5) any payment received on such day net of expenses in respect of Broken Funding Costs (or similar costs) related to the prepayment of any investment of Blue Ridge pursuant to the terms of any receivable purchase or financing facilities funded substantially with Pooled Commercial Paper.  In addition to the foregoing costs, if Borrower shall request any Advance during any period of time determined by the Administrative Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Advance, the principal associated with any such Advance shall, during such period, be deemed to be funded by Blue Ridge in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such principal.

CP Rate Loan:  Each Loan of Blue Ridge prior to the time, if any, when (i) it is refinanced with a Liquidity Funding pursuant to the Liquidity Agreement, or (ii) an Amortization Event occurs and the accrual of Interest thereon at the Default Rate commences.

Credit and Collection Policy:  Borrower’s credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VII hereto, as modified from time to time in accordance with this Agreement.

Cut-Off Date:  The last day of a Calculation Period.

Days Sales Outstanding:  As of any day, an amount equal to the product of (i) the sum of the actual number of days in the preceding three (3) Calculation Periods, multiplied by (ii) the amount obtained by dividing (A) the aggregate outstanding balance of Receivables as of the most recent Cut-Off Date, by (B) the aggregate amount of Receivables created during the three (3) Calculation Periods including and immediately preceding such Cut-Off Date.

Deemed Collections:  Collections deemed received by the Borrower under Section 1.4(a).

Default Horizon Ratio:  As of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the aggregate sales generated by the Originators during the three Calculation Periods ending on such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-off Date.

Default Rate:  A rate per annum equal to the sum of (i) the Alternate Base Rate plus (ii) 2.00%, changing when and as the Alternate Base Rate changes.

Default Ratio:  As of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (i) the total amount of Receivables which became Defaulted Receivables during the Calculation Period that includes such Cut-Off Date, by (ii) the aggregate sales generated by the Originators during the Calculation Period occurring three months prior to the Calculation Period ending on such Cut-Off Date.

Defaulted Receivable:  A Receivable:  (i) as to which the Obligor thereof has suffered an Event of Bankruptcy; (ii) which, consistent with the Credit and Collection Policy, would be written off Borrower’s books as uncollectible; or (i) as to which any payment, or part thereof, remains unpaid for 61 days or more from the original due date for such payment.

Delinquency Ratio:  At any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.

Delinquent Receivable:  A Receivable as to which any payment, or part thereof, remains unpaid for 31-60 days from the original due date for such payment.

Dilution:  The amount of any reduction or cancellation of the Outstanding Balance of a Receivable as described in Section 1.4(a) other than any such reduction or cancellation resulting for any cash discount, rebate or refund.

Dilution Horizon Ratio:  As of any Cut-off Date, a ratio (expressed as a decimal), computed by dividing (i) the aggregate sales generated by the Originators during the one Calculation Period ending on such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-Off Date.

Dilution Ratio:  As of any Cut-Off Date, a ratio (expressed as a percentage), computed by dividing (i) the total amount of decreases in Outstanding Balances due to Dilutions during the Calculation Period ending on such Cut-Off Date, by (ii) the aggregate sales generated by the Originators during the Calculation Period one Calculation Period prior to the current Calculation Period ending on such Cut-Off Date.

Dilution Reserve:  For any Calculation Period, the product (expressed as a percentage) of:

(i)            the sum of (A) two (2) times the Adjusted Dilution Ratio as of the immediately preceding Cut-Off Date, plus (B) the Dilution Volatility Component as of the immediately preceding Cut-Off Date, times

(ii)           the Dilution Horizon Ratio as of the immediately preceding Cut-Off Date.

Dilution Volatility Component:  For any Calculation Period, as of the most recent Cut-Off Date, the product (expressed as a percentage) of (i) the difference between (A) the highest three (3)-month rolling average Dilution Ratio over the past 12 Calculation Periods and (B) the Adjusted Dilution Ratio, and (ii) a fraction, the numerator of which is equal to the amount calculated in (i)(A) of this definition and the denominator of which is equal to the amount calculated in (i)(B) of this definition.

Downgraded Committed Bank:  As defined in Section 4.6.

Downgraded Liquidity Bank:  A Liquidity Bank which has been the subject of a Downgrading Event.

Downgrading Event:  With respect to any Person means the lowering of the rating with regard to the short-term securities of such Person to below (i) A-1 by S&P, or (ii) P-1 by Moody’s.

Eligible Assignee:  A commercial bank (i) having a combined capital and surplus of at least $250,000,000 (ii) with a rating of its short-term securities equal to or higher than (x) A-1 by S&P and (y) P-1 by Moody’s and (iii) that is reasonably acceptable to Louisiana-Pacific, provided such consent shall not be required following the occurrence of an Incipient Event or an Amortization Event.

Eligible Institution:  A depository institution or trust company, organized under the laws of the United States or any state thereof, that (i) is a member of the Federal Deposit Insurance Corporation, (ii) has a combined capital and surplus of not less than $250,000,000 and (iii) has (or is a Subsidiary of a Person that has) a long-term unsecured debt rating of at least A or better by S&P and A2 or better by Moody’s.

Eligible Receivable:  At any time, a Receivable:

(i)            the Obligor of which (A) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; (B) is not an Affiliate of any of the parties hereto; and (C) is not a government or a governmental subdivision or agency,

(ii)           which is not a Defaulted Receivable or owing from an Obligor as to which more than 50% of the aggregate Outstanding Balance of all Receivables owing from such Obligor are Defaulted Receivables,

(iii)          which was not a Defaulted Receivable or a Delinquent Receivable on the date on which it was acquired by Borrower from the applicable Originator,

(iv)          which by its terms is due and payable within 61 days of the original billing date therefor and has not had its payment terms extended more than once,

(v)           which is an “account” or a “payment intangible” within the meaning of Section 9-102, of the UCC of all applicable jurisdictions,

(vi)          which is denominated and payable only in United States dollars in the United States,

(vii)         which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,

(viii)        which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale, pledge or assignment of the rights and duties of the applicable Originator or any of its assignees under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of the Lender or the Committed Banks to exercise their rights under this Agreement, including, without limitation, its right to review the Contract,

(ix)           which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator,

(x)            which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

(xi)           which satisfies in all material respects all applicable requirements of the Credit and Collection Policy except to the extent such failure to comply could have a Material Adverse Effect,

(xii)          which was generated in the ordinary course of the applicable Originator’s business,

(xiii)         which arises solely from the sale of goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person (in whole or in part),

(xiv)        which is not subject to any dispute, counterclaim, right of rescission, set-off, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract); provided, however, that if such dispute, offset, counterclaim or defense affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected, and provided, further, that Receivables of any Obligor which has any accounts payable by the applicable Originator or by a wholly-owned Subsidiary of such Originator (thus giving rise to a potential offset against such Receivables) may be treated as Eligible Receivables to the extent that the Obligor of such Receivables has agreed pursuant to a written agreement in form and substance satisfactory to the Administrative Agent, that such Receivables shall not be subject to such offset,

(xv)         as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

(xvi)        as to which each of the representations and warranties contained in Sections 5.1(i), (j), (r), (s), and (t) is true and correct, and

(xvii)       all right, title and interest to and in which has been validly transferred by the applicable Originator directly to Borrower under and in accordance with the Receivables Sale Agreement, as to which all conditions to the transfer by the Originator thereof under the Receivables Sale Agreement have been satisfied, as to which all representations and warranties made by the Originator thereof are true and correct in, under and in accordance with the Receivables Sale Agreement and Borrower has good and marketable title thereto free and clear of any Adverse Claim.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

ERISA Affiliate:  Any trade or business (whether or not incorporated) under common control with Performance Guarantor within the meaning of Section 414(b) or (c) of the Tax Code (and Sections 414(m) and (o) of the Tax Code for purposes of provisions relating to Section 412 of the Tax Code).

Event of Bankruptcy:  Shall be deemed to have occurred with respect to a Person if either:

(i)            a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(ii)           such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust, indenture or similar instrument), custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

Existing Commitment Termination Date:  As defined in Section 4.7(a).

Facility Account:  Borrower’s account no. 6261-003003 at Wachovia.

Facility Termination Date:  The earlier of (i) the Committed Bank Termination Date and (ii) the Amortization Date.

Federal Bankruptcy Code:  Title 11 of the United States Code entitled “Bankruptcy,” as amended and any successor statute thereto.

Federal Funds Effective Rate:  For any period, a fluctuating interest rate per annum for each day during such period equal to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:30 a.m. (New York time) for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

Fee Letter:  That certain letter agreement dated as of the date hereof among Borrower, Louisiana-Pacific and the Administrative Agent, as it may be amended or modified and in effect from time to time.

Final Payout Date:  The date on which all Aggregate Unpaids have been paid in full and the Aggregate Commitment has been terminated.

Finance Charges:  With respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

Fiscal Month:  A fiscal month of Louisiana-Pacific and its Subsidiaries as described on Exhibit XIV, as such exhibit may be updated pursuant to Section 7.1(b)(viii); provided, if Louisiana-Pacific fails to timely deliver an updated Exhibit XIV, a Fiscal Month not covered by the existing Exhibit XIV shall be deemed to be a calendar month until such date as an updated Exhibit XIV is provided to the Administrative Agent.

Funding Agreement:  (i) this Agreement, (ii) the Liquidity Agreement and (iii) any other agreement or instrument executed by any Funding Source with or for the benefit of Blue Ridge.

Funding Source:  (i) any Liquidity Bank or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to Blue Ridge.

GAAP:  Generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.

Incipient Event:  An event or circumstance which the Administrative Agent determines in its sole discretion may either (i) materially and adversely affect any portion or all of the Collateral or the financial prospects of any Loan Party, Performance Guarantor or any Originator or (ii) otherwise have a Material Adverse Effect.

Indebtedness:  Of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

Independent Director:  A member of the Board of Directors of Borrower who is not at such time, and has not been at any time during the preceding five (5) years:  (i) a director, officer, employee or affiliate of Performance Guarantor, any Originator or any of their respective Subsidiaries or Affiliates (other than Borrower), or (ii) the beneficial owner (at the time of such individual’s appointment as an Independent Director or at any time thereafter while serving as an Independent Director) of any of the outstanding common shares of Borrower, any Originator, or any of their respective Subsidiaries or Affiliates, having general voting rights.

Interest:  For each respective Interest Period relating to Loans funded with a Liquidity Funding or a Bank Funding, an amount equal to the product of the applicable Interest Rate for each Loan multiplied by the principal of such Loan for each day elapsed during such Interest Period, annualized on a 360 day basis.

Interest Period:  With respect to any Loan held by a Liquidity Bank or a Committed Bank:

(i)            if Interest for such Loan is calculated on the basis of the LIBO Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the Administrative Agent and Borrower, commencing on a Business Day selected by Borrower or the Administrative Agent pursuant to this Agreement.  Such Interest Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Interest Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Interest Period shall end on the last Business Day of such succeeding month; or

(ii)           if Interest for such Loan is calculated on the basis of the Alternate Base Rate, a period commencing on a Business Day selected by Borrower and agreed to by the Administrative Agent, provided that no such period shall exceed one month.

If any Interest Period would end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that in the case of Interest Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Interest Period shall end on the immediately preceding Business Day.  In the case of any Interest Period for any Loan which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Interest Period shall end on the Amortization Date.  The duration of each Interest Period which commences after the Amortization Date shall be of such duration as selected by the Administrative Agent.

Interest Rate:  With respect to each Loan of the Liquidity Banks and the Committed Banks, the LIBO Rate, the Alternate Base Rate or the Default Rate, as applicable.

Interest Reserve:  For any Calculation Period, the product (expressed as a percentage) of (i) 1.5 times (ii) the Alternate Base Rate as of the immediately preceding Cut-Off Date times (iii) a fraction the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.

Lender:  Blue Ridge.

LIBO Rate:  For any Interest Period, the rate per annum determined on the basis of the offered rate for deposits in U.S. dollars of amounts equal or comparable to the principal amount of the related Loan offered for a term comparable to such Interest Period, which rates appear on a Bloomberg L.P. terminal, displayed under the address “US0001M <Index> Q <Go>“ effective as of 11:00 A.M., London time, two Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the LIBO Rate for such Interest Period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York, New York, selected by the Administrative Agent, at approximately 10:00 a.m.(New York time), two Business Days prior to the first day of such Interest Period, for deposits in U.S. dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Loan, divided by (ii) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Administrative Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Interest Period.  The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

LIBO Rate Loan:  A Loan which bears interest at the LIBO Rate.

Liquidity Agreement:  That certain Liquidity Asset Purchase Agreement dated as of November 15, 2001, by and among Blue Ridge, the Administrative Agent and the banks from time to time party thereto, as the same may be amended, restated and/or otherwise modified from time to time.

Liquidity Banks:  The commercial lending institutions from time to time party to the Liquidity Agreement as liquidity providers thereunder.

Liquidity Commitment:  As to each Liquidity Bank, its commitment under the Liquidity Agreement (which shall equal 102% of its Commitment hereunder).

Liquidity Funding:  (i) A purchase made by any Liquidity Bank pursuant to its Liquidity Commitment of all or any portion of, or any undivided interest in, a Loan held by Blue Ridge.

Liquidity Termination Date:  The earlier to occur of the following:

(i)            the date on which the Liquidity Banks’ Liquidity Commitments expire, cease to be available to Blue Ridge or otherwise cease to be in full force and effect; or

(ii)           the date on which a Downgrading Event with respect to a Liquidity Bank shall have occurred and been continuing for not less than 30 days, and either (A) the Downgraded Liquidity Bank shall not have been replaced by an Eligible Assignee pursuant to the Liquidity Agreement, or (B) the Liquidity Commitment of such Downgraded Liquidity Bank shall not have been funded or collateralized in such a manner that will avoid a reduction in or withdrawal of the credit rating applied to the Commercial Paper to which such Liquidity Agreement applies by any of the rating agencies then rating such Commercial Paper.

Loan:  Any loan made by the Lender or any Committed Bank to the Borrower pursuant to this Agreement.  Each Loan shall either be a CP Rate Loan, an Alternate Base Rate Loan or a LIBO Rate Loan, selected in accordance with the terms of this Agreement.

Loan Parties:  As defined in the preamble to this Agreement.

Lock-Box:  Each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.

Loss Reserve:  For any Calculation Period, the product (expressed as a percentage) of (i) 2.0, times (ii) the highest three-month rolling average Default Ratio during the 12 Calculation Periods ending on the immediately preceding Cut-Off Date, times (iii) the Default Horizon Ratio as of the immediately preceding Cut-Off Date.

Louisiana-Pacific:  As defined in the preamble to this Agreement.

LP Downgrade Event:  The occurrence of any of the following:  (i) the long-term unsecured senior debt rating of Louisiana-Pacific shall be downgraded below BB- by S&P and Ba3 by Moody’s, (ii) during the Ratings Downgrade Period, either (x) the rating agency which did not issue a downgrade shall downgrade the long-term unsecured senior debt rating of Louisiana-Pacific or (y) any rating agency shall downgrade the long-term unsecured senior debt rating of Louisiana-Pacific a second time or (iii) the Ratings Downgrade Period shall have expired.

Master Servicer:  At any time the Person (which may be the Administrative Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

Material Adverse Effect:  A material adverse effect on (i) the financial condition or operations of Borrower or the financial condition or operations of Louisiana-Pacific, Performance Guarantor, any Originator and any of their respective Subsidiaries taken as a whole, (ii) the ability of any Loan Party to perform its obligations under this Agreement or any other Transaction Document to which it is a party or the Performance Guarantor to perform its obligations under the Performance Undertaking, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document against any Loan Party, Performance Guarantor or any Originator, (iv) the Administrative Agent’s security interest, for the benefit of the Secured Parties, in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

Monthly Report:  A report in substantially the form of Exhibit IX (appropriately completed), furnished by the Master Servicer to the Administrative Agent pursuant to Section 8.5.

Monthly Reporting Date:  Each date indicated on Exhibit XIV as the Monthly Reporting Date or with respect to any additional Monthly Report requested by the Administrative Agent pursuant to Section 8.5, such date as the Administrative Agent shall indicate in any such request; provided, however, if such Exhibit XIV is not updated as required by Section 7.1(b)(viii), then the Monthly Reporting Date shall be the fifteenth day of each calendar month (or if any such day is not a Business Day, the next succeeding Business Day thereafter).

Moody’s:  Moody’s Investors Service, Inc.

Net Pool Balance:  At any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by which the aggregate Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Obligor Concentration Limit for such Obligor.

Non-Renewing Committed Bank:  As defined in Section 4.7(b).

Notice of Conversion:  As defined in Section 4.7(c).

Obligor:  A Person obligated to make payments pursuant to a Contract.

Obligor Concentration Limit:  At any time, in relation to the aggregate Outstanding Balance of Receivables owed by any single Obligor and its Affiliates (if any), the applicable concentration limit shall be determined as follows for Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody’s (or in the absence thereof, the equivalent long term unsecured senior debt ratings):

S&P Rating	Moody’s Rating	Allowable % of Eligible Receivables
A-1+	P-1	10%
A-1	P-1	8%
A-2	P-2	6%
A-3	P-3	3%
Below A-3 or Not Rated by either S&P or Moody’s	Below P-3 or Not Rated by either S&P or Moody’s	2%

;provided, however, that (i) if any Obligor has a split rating, the applicable rating will be the lower of the two, (ii) if any Obligor is not rated by either S&P or Moody’s, the applicable Obligor Concentration Limit shall be the one set forth in the last line of the table above, and (iii) subject to satisfaction of the Rating Agency Condition and/or an increase in the Required Reserve Factor Floor upon the Borrower’s request from time to time, the Administrative Agent may agree to a higher percentage of Eligible Receivables for a particular Obligor and its Affiliates (each such higher percentage, a “Special Concentration Limit”), it being understood that any Special Concentration Limit may be cancelled by the Administrative Agent upon not less than five (5) Business Days’ written notice to the Loan Parties; provided, further that for the purposes of computing the Net Pool Balance, the Special Concentration Limit with respect to Home Depot, Inc. and Boise Cascade Corporation shall be the sum of the amount computed based to the applicable rating of Home Depot, Inc. or Boise Cascade Corporation, as the case may be, described above plus $5,500,000 with respect to Home Depot, Inc. and $2,500,000 with respect to Boise Cascade Corporation.

Originator:  Each of Louisiana-Pacific and LP Wood Polymers, Inc., in its capacity as a originator under the Receivables Sale Agreement.

Outstanding Balance:  Of any Receivable at any time means the then outstanding principal balance thereof.

Participant:  As defined in Section 12.2.

PBGC:  The Pension Benefit Guaranty Corporation, or any successor thereto.

Pension Plan:  A pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which Performance Guarantor sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in

Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

Performance Guarantor:  Louisiana-Pacific.

Performance Undertaking:  That certain Performance Undertaking, dated as of November 15, 2001 by Performance Guarantor in favor of Borrower, substantially in the form of Exhibit X, as the same may be amended, restated or otherwise modified from time to time.

Person:  An individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

Plan:  An employee benefit plan (as defined in Section 3(3) of ERISA) which Performance Guarantor or any of its ERISA Affiliates sponsors or maintains or to which Performance Guarantor or any of its ERISA Affiliates makes, is making, or is obligated to make contributions and includes any Pension Plan, other than a Plan maintained outside the United States primarily for the benefit of Persons who are not U.S. residents.

Pooled Commercial Paper:  Commercial Paper notes of Blue Ridge subject to any particular pooling arrangement by Blue Ridge, but excluding Commercial Paper issued by Blue Ridge for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by Blue Ridge.

Prime Rate:  A rate per annum equal to the prime rate of interest announced from time to time by Wachovia (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

Proposed Reduction Date:  As defined in Section 1.3.

Pro Rata Share:  At any time with respect to any Committed Bank, (i) with respect to any payment to be made to such Committed Bank, the percentage equivalent of a fraction the numerator of which is equal to the portion of the Aggregate Principal that has been funded by such Person at such time and the denominator of which is equal to the Aggregate Principal at such time and (ii) with respect to any Advance to be made by any Committed Bank, the percentage equivalent of a fraction, the numerator of which is equal to such Person’s Commitment and the denominator of which is equal to the Borrowing Limit.

Rating Agency Condition:  That Blue Ridge has received written notice from S&P and Moody’s that an amendment, a change, a waiver or other action will not result in a withdrawal or downgrade of the then current ratings on Blue Ridge’s Commercial Paper.

Ratings Downgrade Period:  The period beginning on the date on which S&P or Moody’s downgrades the long-term unsecured senior debt rating of Louisiana-Pacific to below BB- by S&P or Ba3 by Moody’s and ending on the date six months thereafter.

Rebate and Allowance Accrual:  As of any Cut-Off Date, the aggregate balance of the accrual for rebates and allowances held by the Originators during the Calculation Period ending on such Cut-Off Date for the payment of rebates and allowances in future Calculation Periods.

Rebate Reserve:  As of any Cut-Off Date, the Rebate and Allowance Accrual times 1.5.

Receivable:  All indebtedness and other obligations owed to Borrower or any Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement) or in which Borrower or an Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of inventory by an Originator to any Obligor, if a natural person, who is a resident of the United States or, if a corporation or other business organization, who is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto.  Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Borrower treats such indebtedness, rights or obligations as a separate payment obligation.

Receivables Sale Agreement:  That certain Receivables Sale Agreement, dated as of November 15, 2001, among the Originators and Borrower, as the same may be amended, restated or otherwise modified from time to time.

Records:  With respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

Recourse Obligations:  As defined in Section 2.1.

Reduction Notice:  As defined in Section 1.3.

Regulatory Change:  As defined in Section 10.3.

Related Security:  All of Borrower’s right, title and interest in, to and under the Performance Undertaking, each Collection Account and with respect to any Receivable:

(i) all of Borrower’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale of which by an Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

(ii)                all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the

Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(iii)               all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

(iv)              all service contracts and other contracts and agreements associated with such Receivable,

(v)               all Records related to such Receivable,

(vi)              all of Borrower’s right, title and interest in, to and under the Receivables Sale Agreement in respect of such Receivable, and

(vii)             all proceeds of any of the foregoing.

Required Committed Banks:  At any time, Committed Banks with commitments in excess of 66-2/3% of the Aggregate Commitment.

Required Liquidity Banks:  At any time, Liquidity Banks with commitments in excess of 66-2/3% of the Aggregate Commitment.

Required Notice Period:  The number of days required notice set forth below applicable to the Aggregate Reduction indicated below:

Aggregate Reduction	Required Notice Period
< 25% of the Aggregate Commitment	2 Business Days
> 25% but < 50% of the Aggregate Commitment	4 Business Days
> 50% of Aggregate Commitment	5 Business Days

Required Reserve:  On any day, the sum of the Roll Forward Differential Reserve plus the product of (i) the greater of (A) the Required Reserve Factor Floor and (B) the sum of the Loss Reserve, the Interest Reserve, the Dilution Reserve, the Cash Discount Reserve and the Servicing Reserve, times (ii) the Net Pool Balance as of the last day of the period covered by the most recent Monthly Report.

Required Reserve Factor Floor:  For any Calculation Period, the sum (expressed as a percentage) of (i) 8.0% plus (ii) the product of the Adjusted Dilution Ratio and the Dilution Horizon Ratio, in each case, as of the immediately preceding Cut-Off Date.

Restricted Junior Payment:  (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Borrower, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Borrower now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Notes (as defined in the Receivables Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Borrower now or hereafter outstanding, and (v) any payment of management fees by Borrower (except for reasonable management fees to any Originator or its Affiliates in reimbursement of actual management services performed).

Review:  As defined in Section 7.1(d).

Revolving Period:  The period from the Closing Date to the Amortization Date.

Roll Forward Differential Reserve:  $1,000,000; provided that the Administrative Agent may require a lower, higher or no Roll Forward Differential Reserve in its sole discretion based upon audits conducted with respect to the Receivables.

S&P:  Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

Scheduled Monthly Reporting Date:  The 20th day of each Fiscal Month.

Scheduled Settlement Date:  The 2nd Business Day after each Scheduled Monthly Reporting Date.

Secured Parties:  The Administrative Agent, the Lender, the Liquidity Banks, the Indemnified Parties and the Committed Banks.

Separateness Agreement:  That certain Separateness Agreement, dated as of November 19, 2001 by and among Louisiana-Pacific, the Borrower and LP Wood Polymers, Inc.

Servicing Fee:  For each day in a Calculation Period:

(i)                an amount equal to (A) the Servicing Fee Rate (or, at any time while Louisiana-Pacific or one of its Affiliates is the Master Servicer, such lesser percentage as may be agreed between the Borrower and the Master Servicer on an arms’ length basis based on then prevailing market terms for similar services), times (B) the aggregate Outstanding Balance of all Receivables at the close of business on the Cut-Off Date immediately preceding such Calculation Period, times (C) 1/360; or

(ii)               on and after the Master Servicer’s reasonable request made at any time when Louisiana-Pacific or one of its Affiliates is no longer acting as Master Servicer hereunder, an alternative amount specified by the successor Master Servicer not exceeding (A) 110% of such Master Servicer’s reasonable costs and expenses of performing its obligations under this Agreement during the preceding Calculation Period, divided by (B) the number of days in the current Calculation Period.

Servicing Fee Rate:  1.0% per annum.

Servicing Reserve:  For any Calculation Period, the product (expressed as a percentage) of (i) the Servicing Fee Rate, times (ii) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.

Settlement Date:  (i) the 2nd Business Day after each Monthly Reporting Date, and (ii) the last day of the relevant Interest Period in respect of each Loan of the Liquidity Banks, or the Committed Banks, as the case may be.

Settlement Period:  (i) in respect of each Loan funded through the issuance of Commercial Paper, the immediately preceding Calculation Period, and (ii) in respect of each Loan funded through a Liquidity Funding or Bank Funding, the entire Interest Period of such Liquidity Funding or Bank Funding, as the case may be.

Subservicer:  As defined in Section 8.1(b).

Subsidiary:  Of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

Tax Code:  The Internal Revenue Code of 1986, as the same may be amended from time to time.

Terminating Tranche:  As defined in Section 4.3(b).

Transaction Documents:  Collectively, this Agreement, each Borrowing Notice, the Receivables Sale Agreement, each Collection Account Agreement, the Performance Undertaking, the Fee Letter, the Subordinated Note (as defined in the Receivables Sale Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith.

UCC:  The Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

Unmatured Amortization Event:  An event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

Wachovia:  Wachovia Bank, N.A. in its individual capacity.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP.  All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

EXHIBIT II

FORM OF BORROWING NOTICE

---

[Borrower’s Name]

BORROWING NOTICE

dated ______________, 20__

for Borrowing on ________________, 20__

Wachovia Bank, N.A., as Administrative Agent

191 Peachtree Street, N.E., GA-423

Atlanta, Georgia 30303

Attention:  Elizabeth R. Wagner, Fax No. (404) 332-5152

Ladies and Gentlemen:

Reference is made to the Credit and Security Agreement dated as of November 15, 2001 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among LP Receivables Corporation (the “Borrower”), Louisiana-Pacific, as initial Master Servicer, Blue Ridge Asset Funding Corporation, as Lender and Wachovia Bank N.A., individually and as Administrative Agent.  Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

1.             The [Master Servicer, on behalf of the] Borrower hereby certifies, represents and warrants to the Administrative Agent, the Committed Banks and the Lender that on and as of the Borrowing Date (as hereinafter defined):

(a)           all applicable conditions precedent set forth in Article VI of the Credit Agreement have been satisfied;

(b)           each of its representations and warranties contained in Section 5.1 of the Credit Agreement will be true and correct as if made on and as of the Borrowing Date;

(c)           no event will have occurred and is continuing, or would result from the requested Advance, that constitutes an Amortization Event or Unmatured Amortization Event;

(d)           the Facility Termination Date has not occurred; and

(e)           after giving effect to the Loans comprising the Advance requested below, the Aggregate Principal will not exceed the Borrowing Limit.

2.             The [Master Servicer, on behalf of the] Borrower hereby requests that Blue Ridge make an Advance on ___________, 20__ (the “Borrowing Date”) as follows:

II-1

(a)           Aggregate Amount of Advance:  $_____________.

(b)           If the Advance is funded with a Liquidity Funding or a Bank Funding, [Master Servicer on behalf of the] Borrower requests that Blue Ridge make an Alternate Base Rate Loan that converts into LIBO Rate Loan with an Interest Period of _____ months on the third Business Day after the Borrowing Date.

3.             Please disburse the proceeds of the Loans as follows:

[Apply $________ to payment of principal and interest of existing Loans due on the Borrowing Date].  [Apply $______ to payment of fees due on the Borrowing Date]. [Wire transfer $________ to account no. ________ at ___________ Bank, in [city, state], ABA No. __________, Reference:  ________].

IN WITNESS WHEREOF, the [Master Servicer, on behalf of the] Borrower has caused this Borrowing Request to be executed and delivered as of this ____ day of ___________,.

[Louisiana-Pacific Corporation, as Master Servicer, on behalf of:] LP Receivables Corporation, as Borrower

By:
Name:
Title:

II-2

EXHIBIT III

JURISDICTION OF FORMATION; PLACES OF BUSINESS OF THE LOAN PARTIES; LOCATIONS OF RECORDS,

FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)

LP Receivables Corporation

Jurisdiction of Formation: Delaware

Places of Business: 805 S.W Broadway, Portland, Oregon 97205-3033 (Chief Executive Office)

Locations of Records:

N. 13403 Government Way

Hayden Lake, Idaho  83835

340 E. Big Beaver Rd. #105

Troy, Michigan  48083

10115 Kincey Ave #150

Huntersville, NC  28078

Federal Employer Identification Number: 93-1329216

Legal, Trade and Assumed Names: LP Receivables Corporation.

Louisiana-Pacific Corporation

Jurisdiction of Formation: Delaware

Places of Business: 805 S.W Broadway, Portland, Oregon 97205-3033 (Chief Executive Office)

Locations of Records:

N. 13403 Government Way

Hayden Lake, Idaho  83835

340 E. Big Beaver Rd. #105

Troy, Michigan  48083

10115 Kincey Ave #150

Huntersville, NC  28078

Federal Employer Identification Number: 93-0609074

Legal, Trade and Assumed Names: Louisiana-Pacific Corporation.

III-1

EXHIBIT IV

NAMES OF COLLECTION BANKS; LOCK-BOXES & COLLECTION ACCOUNTS

Lock-boxes; Collection Accounts; Collection Banks

Company	Bank Name	Account No.	Acct. Purpose	Bank Address	City	State	Zip
LP Corp	Bank of America	12330-53134	Lockbox Account	File # 53564	Los Angeles	CA	90074

LP Corp	Bank of America	4970094285	Depository	2900 W. Davis	Conroe	TX	77304

LP Corp	Idaho Independent Bank	0200003838	Depository	8882 N. Government Way	Hayden Lake	ID	83835

LP Corp	Wachovia Atlanta	1864085323	Lockbox Account	PO Box 920022	Atlanta	GA	30392

LP Corp	Wachovia Dallas	1864085323	Lockbox Account	PO Box 951235	Dallas	TX	75395

LP Corp	Wells Fargo-Regulus West	4159576628	Lockbox Account	PO Box 4000-98	Portland	OR	97208

LP Corp	Wells Fargo-Regulus West	4159576628	Lockbox Account	PO Box 44479	San Francisco	CA	94144

LP Corp	First Union National Bank	2000000717265	Lockbox Account	PO Box 60335	Charlotte	NC	28260

IV-1

EXHIBIT V

FORM OF COMPLIANCE CERTIFICATE

To:  Wachovia Bank, N.A., as Administrative Agent

This Compliance Certificate is furnished pursuant to that certain Credit and Security Agreement dated as of November 15, 2001 among LP Receivables Corporation (the “Borrower”), Louisiana-Pacific Corporation (the “Master Servicer”), Blue Ridge Asset Funding Corporation and Wachovia Bank, N.A., as administrative agent (the “Agreement”).

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.             I am the duly elected _________________ of Borrower.

2.             I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

3.             The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Unmatured Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth in paragraph 5 below].

4.             Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

[5.            Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:  ____________________]

V-1

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered as of ______________, 20__.

By:
Name:
Title:

V-2

SCHEDULE I TO COMPLIANCE CERTIFICATE

A.            Schedule of Compliance as of __________, ____ with Section ___ of the Agreement.  Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

This schedule relates to the Calculation Period ended: _______________

S-1

EXHIBIT VI

FORM OF COLLECTION ACCOUNT AGREEMENT

COLLECTION ACCOUNT AGREEMENT

November 15, 2001

[Collection Bank Name]

[Collection Bank Address]

Attn:  ____________________

Fax No. (___) ______________

Re:            [Name of current Lock-Box owner]/[Borrower’s Name]

Ladies and Gentlemen:

Reference is hereby made to each of the [departmental] post office boxes listed on Schedule 1 hereto (each, a “Lock-Box”) of which [Collection Bank Name], a _________ banking association (hereinafter “you”), has exclusive control for the purpose of receiving mail and processing payments therefrom pursuant to the [Lock-Box Service Agreement] dated _______________, originally by and between _____________ (the “Company”) and you (the “Service Agreement”).

1.             You hereby confirm your agreement to perform the services described in the Service Agreement.  Among the services you have agreed to perform therein, is to endorse all checks and other evidences of payment received in each of the Lock-Boxes, and credit such payments to account no. _____________ (the “Lock-Box Account”).

2.             The Company hereby informs you that it has transferred to its affiliate, LP Receivables Corporation, a Delaware corporation (the “Borrower”) all of the Company’s right, title and interest in and to the items from time to time received in the Lock-Boxes and/or deposited in the Lock-Box Account, but that the Company has agreed to continue to service the receivables giving rise to such items.  Accordingly, the Company and the Borrower hereby request that the name of the Lock-Box Account be changed to “LP Receivables Corporation”  The Borrower hereby further advises you that it has pledged the receivables giving rise to such items to Wachovia Bank, N.A. as administrative agent for certain secured parties (in such capacity, the “Administrative Agent”) and has granted a security interest to the Administrative Agent in all of the Borrower’s right, title and interest in and to the Lock-Box Account and the funds therein.

3.             Each of the Company and the Borrower hereby irrevocably instructs you, and you hereby agree, that upon receiving notice from the Administrative Agent in the form attached hereto as Annex A:

(i)            the name of the Lock-Box Account will be changed to “Wachovia Bank, N.A., as Administrative Agent” (or any designee of the Administrative Agent), and the Administrative Agent will have exclusive ownership of and access to the Lock-Boxes and the Lock-Box Account, and none of the Company, the Borrower, nor any of their respective affiliates will have any control of the Lock-Boxes or the Lock-Box Account or any access thereto, (ii) you will either continue to send the funds from the Lock-Boxes to the Lock-Box Account, or will redirect the funds as the Administrative Agent may otherwise request, (iii) you will transfer monies on deposit in the Lock-Box Account to the following account:

Bank Name:	Wachovia Bank, N.A.
Location:	Winston-Salem, SC
ABA Routing No.:	ABA # 053100494
Credit Account No.:	For credit to Blue Ridge Asset Funding
Account #8735-098787.
Reference: Blue Ridge/LP Receivables Corporation
Attention: John Dillon, tel. (336) 732-2690

or to such other account as the Administrative Agent may specify, (iv) all services to be performed by you under the Service Agreement will be performed on behalf of the Administrative Agent, and (v) all correspondence or other mail which you have agreed to send to the Company or the Borrower will be sent to the Administrative Agent at the following address:

Wachovia Bank, N.A., as Administrative Agent

191 Peachtree Street

Mail Stop GA-423

Atlanta, GA  30303

Attn:  Elizabeth K. Wagner,
           Asset-Backed Finance

FAX:  (404) 332- 5152

Moreover, upon such notice, the Administrative Agent will have all rights and remedies given to the Company (and the Borrower, as the Company’s assignee) under the Service Agreement.  The Borrower agrees, however, to continue to pay all fees and other assessments due thereunder at any time.

4.             You hereby acknowledge that monies deposited in the Lock-Box Account or any other account established with you by the Administrative Agent for the purpose of receiving funds from the Lock-Boxes are subject to the liens of the Administrative Agent, and will not be subject to deduction, set-off, banker’s lien or any other right you or any other party may have against the Company or the Borrower except that you may debit the Lock-Box Account for any items deposited therein that are returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services hereunder, all in accordance with your customary practices for the charge back of returned items and expenses.

5.             You will be liable only for direct damages in the event you fail to exercise ordinary care.  You shall be deemed to have exercised ordinary care if your action or failure to act is in conformity with general banking usages or is otherwise a commercially reasonable practice of the banking industry.  You shall not be liable for any special, indirect or consequential damages, even if you have been advised of the possibility of these damages.

6.             The parties acknowledge that you may assign or transfer your rights and obligations hereunder solely to a wholly-owned subsidiary of [insert name of Collection Bank’s holding company].

7.             Borrower agrees to indemnify you for, and hold you harmless from, all claims, damages, losses, liabilities and expenses, including legal fees and expenses, resulting from or with respect to this letter agreement and the administration and maintenance of the Lock-Box Account and the services provided hereunder, including, without limitation:  (a) any action taken, or not taken, by you in regard thereto in accordance with the terms of this letter agreement, (b) the breach of any representation or warranty made by the Borrower pursuant to this letter agreement, (c) any item, including, without limitation, any automated clearinghouse transaction, which is returned for any reason, and (d) any failure of the Borrower to pay any invoice or charge to you for services in respect to this letter agreement and the Lock-Box Account or any amount owing to you from the Borrower with respect thereto or to the service provided hereunder.

8.             THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WHICH STATE SHALL BE YOUR “LOCATION” FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE.  This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

9.             This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing.  In the event that any provision in this letter agreement is in conflict with, or is inconsistent with, any provision of the Service Agreement, this letter agreement will exclusively govern and control.  Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

Please indicate your agreement to the terms of this letter agreement by signing in the space provided below.  This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

Very truly yours,

[NAME OF CURRENT LOCK-BOX OWNER]

By:
Name:
Title:

LP RECEIVABLES CORPORATION

By:
Name:
Title:

Acknowledged and agreed to as of the
date first above written:

[COLLECTION BANK]

By:
Name:
Title:

WACHOVIA BANK, N.A., as Administrative Agent

By:
Name:
Title:

ANNEX A

FORM OF NOTICE

[On letterhead of the Administrative Agent]

[Date]

[Collection Bank Name]

[Collection Bank Address]

Attn:  ____________________
Fax No. (___) ______________

Re:             [Name of current Lock-Box owner]/[Borrower Name]

Ladies and Gentlemen:

We hereby notify you that we are exercising our rights pursuant to that certain letter agreement dated November 15, 2001 (the “Letter Agreement”) among [Name of current Lock-Box Owner], LP Receivables Corporation, you and us, to have the name of, and to have exclusive ownership and control of, account no. __________ identified in the Letter Agreement (the “Lock-Box Account”) maintained with you, transferred to us.  The Lock-Box Account will henceforth be a zero-balance account, and funds deposited in the Lock-Box Account should be sent at the end of each day to the account specified in Section 3(i) of the Letter Agreement, or as otherwise directed by the undersigned.  You have further agreed to perform all other services you are performing under the “Service Agreement” (as defined in the Letter Agreement) on our behalf.

We appreciate your cooperation in this matter.

Very truly yours,

WACHOVIA BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

A-1

SCHEDULE 1

Lock–Box Post Office Address

A-2

EXHIBIT VII

CREDIT AND COLLECTION POLICY

See Exhibit V to Receivables Sale Agreement

VII-1

EXHIBIT IX

FORM OF MONTHLY REPORT

[to be attached]

IX-1

EXHIBIT X

FORM OF PERFORMANCE UNDERTAKING

This Performance Undertaking (this “Undertaking”), dated as of November 15, 2001, is executed by Louisiana-Pacific Corporation, a Delaware corporation (the “Performance Guarantor”) in favor of LP Receivables Corporation, a Delaware corporation (together with its successors and assigns, “Recipient”).

RECITALS

1.             LP Wood Polymer, Inc. (“LP Wood”), Performance Guarantor (in its individual capacity), and Recipient have entered into a Receivables Sale Agreement, dated as of November 15, 2001 (as amended, restated or otherwise modified from time to time, the “Sale Agreement”), pursuant to which LP Wood and Performance Guarantor, subject to the terms and conditions contained therein, are selling and/or contributing their respective right, title and interest in their accounts receivable to Recipient.

2.             Performance Guarantor owns one hundred percent (100%) of the capital stock of LP Wood and Recipient and accordingly, Performance Guarantor, is expected to receive substantial direct and indirect benefits from the sale or contribution of receivables by LP Wood to Recipient pursuant to the Sale Agreement (which benefits are hereby acknowledged).

3.             As an inducement for Recipient to acquire LP Wood’s accounts receivable pursuant to the Sale Agreement, Performance Guarantor has agreed to guaranty the due and punctual performance by LP Wood of its obligations under the Sale Agreement, as well as the Servicing Related Obligations (as hereinafter defined).

4.             Performance Guarantor wishes to guaranty the due and punctual performance by LP Wood of its obligations to Recipient under or in respect of the Sale Agreement and the Servicing Related Obligations (as hereinafter defined), as provided herein.

AGREEMENT

NOW, THEREFORE, Performance Guarantor hereby agrees as follows:

Section 1.  Definitions.  Capitalized terms used herein and not defined herein shall the respective meanings assigned thereto in the Sale Agreement or the Credit and Security Agreement (as hereinafter defined).  In addition:

Guaranteed Obligations:  Collectively:  (i) all covenants, agreements, terms, conditions and indemnities to be performed and observed by LP Wood under and pursuant to the Sale Agreement and each other document executed and delivered by LP Wood pursuant to the Sale Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by LP Wood under the Sale Agreement, whether for fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason and (ii) all obligations of LP Wood appointed as Subservicer pursuant to the Credit and Security Agreement (defined below) (A) as Subservicer under the Credit and Security Agreement, dated as of November 15, 2001 by and among Recipient, as Borrower, Louisiana-Pacific Corporation, as Master Servicer, Blue Ridge Asset Funding Corporation, the committed banks named therein and Wachovia Bank, N.A., as Administrative Agent (as amended, restated or otherwise modified, the “Credit and Security Agreement” and, together with the Sale Agreement, the “Agreements”) or (B) which arise pursuant to Article VIII of the Credit and Security Agreement as a result of its termination as Subservicer (all such obligations under this clause (ii), collectively, the “Servicing Related Obligations”).

Section 2.  Guaranty of Performance of Guaranteed Obligations.  Performance Guarantor hereby guarantees to Recipient, the full and punctual payment and performance by LP Wood of its Guaranteed Obligations.  This Undertaking is an absolute, unconditional and continuing guaranty of the full and punctual performance of all Guaranteed Obligations of LP Wood under the Agreements and each other document executed and delivered by LP Wood pursuant to the Agreements and is in no way conditioned upon any requirement that Recipient first attempt to collect any amounts owing by LP Wood to Recipient, the Administrative Agent, the Committed Banks or the Lender from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Recipient, the Administrative Agent, the Committed Banks or the Lender in favor of LP Wood or any other Person or other means of obtaining payment.  Should LP Wood default in the payment or performance of any of its Guaranteed Obligations, Recipient (or its assigns) may cause the immediate performance by Performance Guarantor of the Guaranteed Obligations and cause any payment Guaranteed Obligations to become forthwith due and payable to Recipient (or its assigns), without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Performance Guarantor.  Notwithstanding the foregoing, this Undertaking is not a guarantee of the collection of any of the Receivables and Performance Guarantor shall not be responsible for any Guaranteed Obligations to the extent the failure to perform such Guaranteed Obligations by LP Wood results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; provided that nothing herein shall relieve LP Wood from performing in full its Guaranteed Obligations under the Agreements or Performance Guarantor of its undertaking hereunder with respect to the full performance of such duties.

Section 3.  Performance Guarantor’s Further Agreements to Pay.  Performance Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to Recipient (and its assigns), forthwith upon demand in funds immediately available to Recipient, all costs and expenses (including court costs and legal expenses) incurred or expended by Recipient in connection with the Guaranteed Obligations, this Undertaking and the enforcement thereof, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the Prime Rate plus 2% per annum, such rate of interest changing when and as the Prime Rate changes.

Section 4.  Waivers by Performance Guarantor.  Performance Guarantor waives notice of acceptance of this Undertaking, notice of any action taken or omitted by Recipient (or its assigns) in reliance on this Undertaking, and any requirement that Recipient (or its assigns) be diligent or prompt in making demands under this Undertaking, giving notice of any Termination Event, Amortization Event, other default or omission by LP Wood or asserting any other rights of Recipient under this Undertaking.  Performance Guarantor warrants that it has adequate means to obtain from LP Wood, on a continuing basis, information concerning the financial condition of LP Wood, and that it is not relying on Recipient to provide such information, now or in the future.  Performance Guarantor also irrevocably waives all defenses (i) that at any time may be available in respect of the Aggregate Unpaids by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral.  Recipient (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of Performance Guarantor and without relieving Performance Guarantor of any liability under this Undertaking, to deal with LP Wood and with each other party who now is or after the date hereof becomes liable in any manner for any of the Guaranteed Obligations, in such manner as Recipient in its sole discretion deems fit, and to this end Performance Guarantor agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 7, shall not be impaired or affected by any of the following:  (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Termination Event, Amortization Event, or default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Guaranteed Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment obligations of LP Wood or any part thereof or amounts which are not covered by this Undertaking even though Recipient (or its assigns) might lawfully have elected to apply such payments to any part or all of the payment obligations of LP Wood or to amounts which are not covered by this Undertaking; (g) the existence of any claim, setoff or other rights which Performance Guarantor may have at any time against LP Wood in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Guaranteed Obligations or any part thereof; or (i) any failure on the part of LP Wood to perform or comply with any term of the Agreements or any other document executed in connection therewith or delivered thereunder, all whether or not Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this Section 4.

Section 5.  Unenforceability of Guaranteed Obligations Against LP Wood.  Notwithstanding (a) any change of ownership of LP Wood or the insolvency, bankruptcy or any other change in the legal status of LP Wood; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (c) the failure of LP Wood or Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this Undertaking; or (d) if any of the moneys included in the Guaranteed Obligations have become irrecoverable from LP Wood for any other reason other than final payment in full of the payment obligations of LP Wood in accordance with their terms, this Undertaking shall nevertheless be binding on Performance Guarantor.  This Undertaking shall be in addition to any other guaranty or other security for the Guaranteed Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security.  In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of LP Wood or for any other reason with respect to LP Wood, all such amounts then due and owing with respect to the Guaranteed Obligations under the terms of the Agreements, or any other agreement evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, shall be immediately due and payable by Performance Guarantor.

Section 6.  Representations and Warranties.  Performance Guarantor hereby represents and warrants to Recipient that:

(a)     Existence and Standing.  Performance Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.  Performance Guarantor is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

(b)     Authorization, Execution and Delivery; Binding Effect.  The execution and delivery by Performance Guarantor of this Undertaking, and the performance of its obligations hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part.  This Undertaking has been duly executed and delivered by Performance Guarantor.  This Undertaking constitutes the legal, valid and binding obligation of Performance Guarantor enforceable against Performance Guarantor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(c)     No Conflict; Government Consent.  The execution and delivery by Performance Guarantor of this Undertaking, and the performance of its obligations hereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Performance Guarantor or its

Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(d)     Financial Statements.  The consolidated financial statements of Performance Guarantor and its consolidated Subsidiaries dated as of December 31, 2000 and June 30, 2001 heretofore delivered to Recipient have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present in all material respects the consolidated financial condition and results of operations of Performance Guarantor and its consolidated Subsidiaries as of such dates and for the periods ended on such dates.  Since the later of (i) June 30, 2001 and (ii) the last time this representation was made or deemed made, no event has occurred which would or could reasonably be expected to have a Material Adverse Effect.

(e)     Taxes.  Performance Guarantor has filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Performance Guarantor or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.  The United States income tax returns of Performance Guarantor have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1997.  No federal or state tax liens have been filed and no claims are being asserted with respect to any such taxes.  The charges, accruals and reserves on the books of Performance Guarantor in respect of any taxes or other governmental charges are adequate.

(f)     Litigation and Contingent Obligations.  Except as disclosed in the filings made by Performance Guarantor with the Securities and Exchange Commission, there are no actions, suits or proceedings pending or, to the best of Performance Guarantor’s knowledge threatened against or affecting Performance Guarantor or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a material adverse effect on (i) the business, properties, condition (financial or otherwise) or results of operations of   Performance Guarantor and its Subsidiaries taken as a whole, (ii) the ability of Performance Guarantor to perform its obligations under this Undertaking, or (iii) the validity or enforceability of any of this Undertaking or the rights or remedies of Recipient hereunder.  Performance Guarantor does not have any material contingent obligations not provided for or disclosed in the financial statements referred to in Section 6(d).

Section 7.  Subrogation; Subordination.  Notwithstanding anything to the contrary contained herein, until the Guaranteed Obligations are paid in full Performance Guarantor:  (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Recipient, the Administrative Agent, any Committed Bank or the Lender against LP Wood, (b) hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of Recipient, the Administrative Agent, the Committed Banks and the Lender against LP Wood and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and “claims” (as that term is defined in the United States Bankruptcy Code) which Performance Guarantor might now have or hereafter acquire against LP Wood that arise from the existence or performance of Performance Guarantor’s obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against LP Wood in respect of any liability of Performance

Guarantor to LP Wood and (d) waives any benefit of and any right to participate in any collateral security which may be held by Recipient, the Administrative Agent, any Committed Bank or the Lender.  The payment of any amounts due with respect to any indebtedness of LP Wood now or hereafter owed to Performance Guarantor is hereby subordinated to the prior payment in full of all of the Guaranteed Obligations.  Performance Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Guaranteed Obligations, Performance Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of LP Wood to Performance Guarantor until all of the Guaranteed Obligations shall have been paid and performed in full.  If, notwithstanding the foregoing sentence, Performance Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by Performance Guarantor as trustee for Recipient (and its assigns) and be paid over to Recipient (or its assigns) on account of the Guaranteed Obligations without affecting in any manner the liability of Performance Guarantor under the other provisions of this Undertaking.  The provisions of this Section 7 shall be supplemental to and not in derogation of any rights and remedies of Recipient under any separate subordination agreement which Recipient may at any time and from time to time enter into with Performance Guarantor.

Section 8.  Termination of Performance Undertaking.  Performance Guarantor’s obligations hereunder shall continue in full force and effect until all Obligations are finally paid and satisfied in full and the Credit and Security Agreement is terminated, provided that this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of LP Wood or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Recipient (or its assigns) is in possession of this Undertaking.  No invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations shall impair, affect, be a defense to or claim against the obligations of Performance Guarantor under this Undertaking.

Section 9.  Effect of Bankruptcy.  This Performance Undertaking shall survive the insolvency of LP Wood and the commencement of any case or proceeding by or against LP Wood under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes.  No automatic stay under the federal bankruptcy code with respect to LP Wood or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which LP Wood is subject shall postpone the obligations of Performance Guarantor under this Undertaking.

Section 10.  Setoff.  Regardless of the other means of obtaining payment of any of the Guaranteed Obligations, Recipient (and its assigns) is hereby authorized at any time and from time to time, without notice to Performance Guarantor (any such notice being expressly waived by Performance Guarantor) and to the fullest extent permitted by law, to set off and apply any deposits and other sums against the obligations of Performance Guarantor under this Undertaking, whether or not Recipient (or any such assign) shall have made any demand under this Undertaking and although such Obligations may be contingent or unmatured.

Section 11.  Taxes.  All payments to be made by Performance Guarantor hereunder shall be made free and clear of any deduction or withholding.  If Performance Guarantor is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Recipient receive a net sum equal to the sum which they would have received had no deduction or withholding been made.

Section 12.  Further Assurances.  Performance Guarantor agrees that it will from time to time, at the request of Recipient (or its assigns), provide information relating to the business and affairs of Performance Guarantor as Recipient may reasonably request.  Performance Guarantor also agrees to do all such things and execute all such documents as Recipient (or its assigns) may reasonably consider necessary or desirable to give full effect to this Undertaking and to perfect and preserve the rights and powers of Recipient hereunder.

Section 13.  Successors and Assigns.  This Performance Undertaking shall be binding upon Performance Guarantor, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Recipient and its successors and assigns.    Performance Guarantor may not assign or transfer any of its obligations hereunder without the prior written consent of each of Recipient and the Administrative Agent. Without limiting the generality of the foregoing sentence, Recipient may assign or otherwise transfer the Agreements, any other documents executed in connection therewith or delivered thereunder or any other agreement or note held by them evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Recipient herein.  The Secured Parties are made express third party beneficiaries of this Undertaking and may exercise the rights of Recipient under Section 2 and 3 from time to time.

Section 14.  Amendments and Waivers.  No amendment or waiver of any provision of this Undertaking nor consent to any departure by Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by Recipient, the Administrative Agent and Performance Guarantor.  No failure on the part of Recipient to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 15.  Notices.  All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows:  if to Performance Guarantor, at the address set forth beneath its signature hereto, and if to Recipient, at the addresses set forth beneath its signature hereto, or at such other addresses as each of Performance Guarantor or any Recipient may designate in writing to the other.  Each such notice or other communication shall be effective (1) if given by telecopy, upon the receipt thereof, (2) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (3) if given by any other means, when received at the address specified in this Section 15.

Section 16.  GOVERNING LAW.  THIS UNDERTAKING SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) OF THE STATE OF NEW YORK.

Section 17.  CONSENT TO JURISDICTION.  EACH OF PERFORMANCE GUARANTOR AND RECIPIENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING, THE AGREEMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND EACH OF THE PERFORMANCE GUARANTOR AND RECIPIENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

Section 18.  Bankruptcy Petition.  Performance Guarantor hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of Blue Ridge, it will not institute against, or join any other Person in instituting against, Blue Ridge any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 19.  Miscellaneous.  This Undertaking constitutes the entire agreement of Performance Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Guaranteed Obligations.  The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Performance Guarantor’s liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by Performance Guarantor or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding.  Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Unless otherwise specified, references herein to “Section” shall mean a reference to sections of this Undertaking.

IN WITNESS WHEREOF, Performance Guarantor has caused this Undertaking to be executed and delivered as of the date first above written.

By:
Name:
Title:

Address for Notices:

EXHIBIT XI

FORM OF NOTICE OF COMMITTED BANK ADVANCE

To:          [Non-Renewing Committed Bank/Downgraded Committed Bank]

Attention: __________________

Ladies and Gentlemen:

The undersigned, Louisiana-Pacific Corporation (“Louisiana-Pacific”) refers to the Credit and Security Agreement, dated as of November 15, 2001 among LP Receivables Corporation, as borrower (the “Borrower”), Louisiana-Pacific, as master servicer, the committed banks from time to time party thereto, Blue Ridge Asset Funding Corporation, as Lender (“Blue Ridge”) and Wachovia Bank, N.A., as administrative agent (the “Administrative Agent”) (as the same may be amended, supplemented, or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms not otherwise defined herein being used shall have the meanings assigned to such terms in the Credit Agreement.

Louisiana-Pacific hereby gives you, a [Non-Renewing Committed Bank][Downgraded Committed Bank], notice, irrevocably, pursuant to Section 4.7(b) of the Credit Agreement that the Borrower hereby requests an Advance Account Deposit under the Credit Agreement, and in connection therewith sets forth below the information relating to such Advance Account Deposit (the “Proposed Deposit”) as required by Section 4.7(b) of the Credit Agreement:

(a)           The deposit date of the Proposed Deposit is ______________.

(b)           The aggregate amount of the Proposed Deposit is $______________ which is your Commitment minus the portion of the Aggregate Principal advanced by you, whether pursuant to the Credit Agreement or pursuant to the Liquidity Agreement (after giving effect to any assignment of any Loan to you).

IN WITNESS WHEREOF, the Louisiana-Pacific, ______, on behalf of the Borrower has caused this Notice of Conversion to be executed and delivered as of this ____ day of ___________, _____.

LOUISIANA-PACIFIC CORPORATION,
as Master Servicer, on behalf of LP Receivables Corporation, as Borrower

By:
Name:
Title:

XI-1

EXHIBIT XII

FORM OF NOTICE OF CONVERSION

To:          Wachovia Bank, N.A., as Administrative Agent

            191 Peachtree Street, N.E., GA-31261

            Atlanta, GA 30303

Attention: Elizabeth Wagner, Fax No. (404) 332-5152

Ladies and Gentlemen:

The undersigned, Louisiana-Pacific Corporation (“Louisiana-Pacific”) refers to the Credit and Security Agreement, dated as of November 15, 2001 among LP Receivables Corporation., as borrower (the “Borrower”), Louisiana-Pacific, as master servicer (the “Master Servicer”), the committed banks from time to time party thereto, Blue Ridge Asset Funding Corporation, as Lender (“Blue Ridge”) and Wachovia Bank, N.A., as administrative agent (the “Administrative Agent”) (as the same may be amended, supplemented, or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms not otherwise defined herein being used shall have the meanings assigned to such terms in the Credit Agreement.

1.             The Master Servicer hereby gives you notice, irrevocably, pursuant to Section 4.7(c) of the Credit Agreement that the Borrower hereby requests to convert [all/a portion] of the Advance Account Deposit of [Name of Non-Renewing Committed Bank(s)][Name of Downgraded Committed Bank(s)] to an Advance under the Credit Agreement, and in connection therewith sets forth below the information relating to such Advance (the “Proposed Advance”) as required by Section 4.7(c) of the Credit Agreement:

(a)           The date of the Proposed Advance is ______________.

(b)           The aggregate amount of the Proposed Advance is $______________.

2.  The Master Servicer, on behalf of the Borrower hereby certifies, represents and warrant to the Administrative Agent, the Lender and the Committed Banks that on and as of the date of the Proposed Advance:

(a)           all applicable conditions precedent set forth in Article VI of the Credit Agreement have been satisfied;

(b)           each of its representations and warranties contained in Section 5.1 of the Credit Agreement will be true and correct as if made on and as of the date of such Advance;

(c)           no event will have occurred and is continuing, or would result from the requested Advance, that constitutes an Amortization Event or Unmatured Amortization Event;

XII-1

(d)           the Amortization Date has not occurred; and

(e)           after giving effect to the Advance requested below, the Aggregate Principal will not exceed the Borrowing Limit.

XII-2

IN WITNESS WHEREOF, the Master Servicer, on behalf of the Borrower has caused this Notice of Conversion to be executed and delivered as of this ____ day of ___________, _____.

LOUISIANA-PACIFIC CORPORATION,
as Master Servicer, on behalf of LP Receivables Corporation, as Borrower

By:
Name:
Title:

XII-3

EXHIBIT XIII

FORM OF ASSIGNMENT AND ACCEPTANCE

Dated __________

Reference is made to the Credit and Security Agreement dated as of November 15, 2001 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among LP Receivables Corporation (the “Borrower”), Louisiana-Pacific Corporation (the “Master Servicer”), the Committed Banks named therein, Blue Ridge Asset Funding Corporation, and Wachovia Bank N.A., as Administrative Agent.  Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

[Name of Non-Renewing Committed Bank] (the “Assignor”) and [Name of Additional Committed Bank] (the “Assignee”) agree as follows:

1.             The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Section 1 of Schedule 1 of all outstanding rights and obligations of the Assignor under the Credit Agreement, including, without limitation, such interest in the portion of the Aggregate Principal funded by the Assignor.  After giving effect to such sale and assignment, the portion of Aggregate Principal with respect to the Assignee will be as set forth in Section 2 of Schedule 1.

2.             The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Blue Ridge or the performance or observance by Blue Ridge of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

3.             The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Committed Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated

XIII-1

 to the Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Committed Bank.

4.             Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent.  The effective date of this Assignment and Acceptance (the “Transfer Date”) shall be the date of acceptance thereof by the Administrative Agent , unless a later date is specified in Section 3 of Schedule 1 hereof.

5.             Upon such acceptance by the Administrative Agent and upon such recording by the Administrative Agent, as of the Transfer Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Committed Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

6.             Upon such acceptance by the Administrative Agent and upon such recording by the Administrative Agent, from and after the Transfer Date, the Administrative Agent shall make, or cause to be made, all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal and interest with respect thereto) to the Assignee.  The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Transfer Date directly between themselves.

7.             This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

[remainder of page intentionally left blank]

XIII-2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR]

By:
Name:
Title:

Address for notices
[Address]

[NAME OF ASSIGNEE]

By:
Name:
Title:

Address for notices
[Address]

Acknowledged and accepted
this	day of	,

WACHOVIA BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

XIII-3

Schedule 1

to

Assignment and Acceptance

Dated _________

Section 1.

Percentage Interest:                             ________%

Section 2.

Assignee’s Commitment                     $____________

Aggregate Principal

Owing to the Assignee:      $_____________

Section 3.

Transfer Date: ___________________

XIII-4

EXHIBIT XIV

FISCAL MONTHS

[to be attached]

XIV-1

EXHIBIT XV

MATERIAL ADVERSE EFFECT

Since June 30, 2001, Louisiana-Pacific Corporation has filed the following reports with the Securities and Exchange Commission:

1.    Quarterly Report on Form 10-Q filed on August 14, 2001.

2.    Current Report on Form 8-K filed on August 13, 2001

3.    Current Report on Form 8-K filed on July 20, 2001.

In addition, on October 24, 2001, Louisiana-Pacific released a press release regarding its third quarter 2001 financial results.  (A copy of such release is attached hereto.)

Except for facts disclosed or described in the foregoing reports and press release, since June 30, 2001, no event has occurred that would a material adverse effect on the financial condition or operations of Louisiana-Pacific and its Subsidiaries, taken as a whole, or the ability of Louisiana-Pacific to perform its obligations under this Agreement.

XV-1

SCHEDULE A

DOCUMENTS TO BE DELIVERED TO THE AGENT

ON OR PRIOR TO THE CLOSING DATE

1.             Executed copies of the Credit and Security Agreement and all other Transaction Documents, duly executed by the parties thereto.

2.             A Secretary’s certificate of each Loan Party and Performance Guarantor certifying:

(a)           A copy of the Resolutions of the Board of Directors of each Loan Party and Performance Guarantor authorizing such Person’s execution, delivery and performance of the Transaction Documents to which it is a party and the other documents to be delivered by it hereunder;

(b)           A copy of the Organizational Documents of each Loan Party and Performance Guarantor (also certified, to the extent that such documents are filed with any governmental authority, by the Secretary of State of such Person’s jurisdiction of incorporation on or within thirty (30) days prior to closing);

(c)           Good Standing Certificates for each Loan Party and Performance Guarantor issued by the Secretaries of State of such Person’s state of formation and each jurisdiction where it has material operations, each of which is listed below, dated on or within thirty (30) days prior to closing:

a.      Borrower: Oregon, Delaware

b.               Master Servicer/Performance Guarantor: Alabama, California, Colorado, Delaware, Florida, Georgia, Idaho, Indiana, Louisiana, Maine, Michigan, Minnesota, Mississippi, Montana, North Carolina, Ohio, Oregon, Texas, Washington, Wisconsin, Wyoming

(d)           The names and signatures of the officers authorized on its behalf to execute this Agreement and any other Transaction Documents to which it is a party.

3.             Pre-filing state and federal tax lien, judgment lien and UCC lien searches against each Loan Party dated on or within thirty (30) days of the Closing Date from the following jurisdictions:

a.      Borrower: Delaware, Oregon, Multnomah County, Oregon

b.      Master Servicer:  Delaware, Oregon, Multnomah County, Oregon

4.             Time stamped receipt copies of proper financing statements, duly filed under the UCC on or before the date of the initial Advance in all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by this Agreement and each other Transaction Document.

5.             Time stamped receipt copies of proper UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by Borrower or any Originator.

6.             Executed copies of Collection Account Agreements for each Lock-Box and Collection Account.

7.             A favorable opinion of legal counsel for the Loan Parties, Performance Guarantor and the Originators reasonably acceptable to the Administrative Agent which addresses the following matters and such other matters as the Administrative Agent may reasonably request:

(a)           due authorization, execution, delivery, enforceability and other corporate matters with respect to each of the Loan Parties and the Originators;

(b)           the creation of a first priority perfected security interest in favor of the Administrative Agent for the benefit of the Secured Parties in (1) all of the Receivables and Related Security and (2) all proceeds of any of the foregoing;

(c)           the existence of a “true sale” of the Receivables from each Originator to the Borrower under the Receivables Sale Agreement;

(d)           the inapplicability of the doctrine of substantive consolidation to the Borrower and any Originator or the Master Servicer in connection with any bankruptcy proceeding involving any Loan Party or any Originator.

8.             A Compliance Certificate of the chief financial officer of each Loan Party, each Originator and Performance Guarantor certifying that, as of the closing date, no Termination Event or Unmatured Termination Event exists and is continuing.

9.             The Fee Letter.

10.           A Monthly Report as at _____________, 2001.

11.           Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with this Agreement and all other Transaction Documents.

12.           If applicable, a direction letter executed by each of the Loan Parties and each of the Originators authorizing the Administrative Agent and Blue Ridge, and directing warehousemen to allow the Administrative Agent and Blue Ridge to inspect and make copies from such Loan Party’s or Originator’s books and records maintained at off-site data processing or storage facilities.

13.           The Liquidity Agreement, duly executed by each of the parties thereto.

14.           If applicable, for each Liquidity Bank that is not incorporated under the laws of the United States of America, or a state thereof, two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, as applicable, certifying in either case that the Committed Bank is entitled to receive payments under the Agreement without deduction or withholding of any United States federal income taxes.

FIRST AMENDMENT

TO

RECEIVABLES SALE AGREEMENT

This First Amendment to Receivables Sale Agreement (this “Agreement”) is made and entered into on December __, 2001, by Louisiana-Pacific Corporation (“Louisiana-Pacific”), LP Wood Polymers, Inc. (“LP Wood,” and together with Louisiana-Pacific, the “Originators”) and LP Receivables Corporation (“Buyer”).

RECITALS:

WHEREAS, the Originators and Buyers have entered into the Receivable Sale Agreement (the “Agreement”) dated as of November 15, 2001;

WHEREAS, LP Wood desires to dissolve, cease its corporate existence, cease to be an Originator and cease to sell Receivables (as defined in the Agreement) to Buyer under the Agreement, all effective as of the close of business on December 31, 2001 (the “Effective Time”);

WHEREAS, the dissolution of LP Wood may constitute a breach of, among other provisions, Sections 4.1(c), 4.2(a) and 5.1(d) of the Agreement, and the Originators and Buyer desire to amend the Agreement on the terms and conditions set forth herein to reflect the dissolution of LP Wood effective as of the Effective Time.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Originators and Buyers hereby agree as follows:

1.             Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Agreement.

2.             Buyer hereby approves the dissolution of LP Wood effective as of the Effective Time and waives any breach, default, Termination Event or Unmatured Termination Event occurring under Section 4.1(c), 4.2(a) or 5.1(d) of the Agreement as the result thereof.

3.             Effective as of the Effective Time, all references to LP Wood in the Agreement shall be deemed stricken and of no further force or effect, LP Wood shall cease to be a party to the Agreement and LP Wood shall have no further rights, duties, obligations or liabilities under the Agreement, other than rights, duties, liabilities or obligations accruing prior to the Effective Time; provided, however, the indemnification and payment provisions of Article VI of the Agreement and Section 7.5 of the Agreement shall survive after the Effective Time.  Without limiting the generality of the foregoing, LP Wood shall have no right or obligation to sell, transfer or assign Receivables to Buyer under the Agreement after the Effective Time.  The provisions of this Amendment shall not, however, affect any transfer, sale or assignment of Receivables by LP Wood to Buyer under the Agreement prior to the Effective Time.

4.             This Amendment shall be effective only upon the execution and delivery by Wachovia Bank, N.A., in its capacities as Administrative Agent for the benefit of the Secured Parties, Committed Bank and Liquidity Bank, and Blue Ridge Asset Funding Corporation of the of the consent attached hereto.

5              Except as modified hereby, the Agreement shall remain in full force and effect.  In the event of any conflict between this Amendment and the Agreement, this Amendment shall control.

EXECUTED as of the date first above written.

LOUISIANA-PACIFIC CORPORATION

By:
Name:
Title:

LP WOOD POLYMERS, INC.

By:
Name:
Title:

LP RECEIVABLES CORPORATION

By:
Name:
Title:

2

CONSENT

The undersigned hereby consent and agree to the dissolution of LP Wood Polymers, Inc., the amendment of the Receivables Sale Agreement dated as of November 15, 2001, by and among LP Wood Polymers, Inc., Louisiana-Pacific Corporation and LP Receivables Corporation, pursuant to the First Amendment to Receivables Sale Agreement (the “Amendment”) dated as of December ___, 2001, and the waivers contained in the Amendment.  In addition, the undersigned hereby waive any breach, default, Amortization Event or Unmatured Amortization Event occurring under Section 9.1(g) of the Credit Agreement as a result of the dissolution of LP Wood Polymers, Inc.

Executed on December __, 2001.

WACHOVIA BANK, N.A.,
as Administrative Agent for the Secured Parties,
Committed Bank and
Liquidity Bank

By:
Name:
Title:

BLUE RIDGE ASSET FUNDING CORPORATION

By:
Name:
Title: